EXHIBIT 10.1

                                 $60,000,000
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                    AMENDED AND RESTATED CREDIT AGREEMENT

                                 Dated as of


                               August 12, 1999



                                    Among



                      THE YORK GROUP, INC., AS BORROWER

                   ABN AMRO BANK N.V., AS AGENT AND LENDER,

                                     AND

                  CERTAIN FINANCIAL INSTITUTIONS, AS LENDERS
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                               TABLE OF CONTENTS
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SECTION 1.  DEFINITIONS; INTERPRETATION ............................................................    1
      Section 1.1. Definitions .....................................................................    1
      Section 1.2. INTERPRETATION ..................................................................   18
      Section 1.3. COMPUTATION OF TIME PERIODS .....................................................   18
      Section 1.4. ACCOUNTING TERMS ................................................................   18
      Section 1.5. CLASSES AND TYPES OF LOANS ......................................................   19

SECTION 2.  THE CREDIT FACILITIES ..................................................................   19
      Section 2.1. LOANS ...........................................................................   19
      Section 2.2. LETTERS OF CREDIT ...............................................................   19
      Section 2.3. TYPES OF LOANS AND MINIMUM BORROWING ............................................   22
      Section 2.4. MANNER OF BORROWING .............................................................   22
      Section 2.5. INTEREST PERIODS ................................................................   25
      Section 2.6. PAYMENTS ........................................................................   25
      Section 2.7. DEFAULT RATES ...................................................................   27
      Section 2.8. OPTIONAL PREPAYMENTS ............................................................   28
      Section 2.9. MANDATORY PREPAYMENTS OF LOANS ..................................................   29
      Section 2.10. NOTES ..........................................................................   30
      Section 2.11. BREAKAGE FEES ..................................................................   31
      Section 2.12. COMMITMENT TERMINATIONS ........................................................   31

SECTION 3.  FEES AND PAYMENTS ......................................................................   32
      Section 3.1. FEES ............................................................................   32
      Section 3.2. PLACE AND APPLICATION OF PAYMENTS ...............................................   33
      Section 3.3. WITHHOLDING TAXES ...............................................................   33

SECTION 4.  CONDITIONS PRECEDENT ...................................................................   35
      Section 4.1. CONDITIONS PRECEDENT TO EFFECTIVENESS ...........................................   35
      Section 4.2. CONDITIONS PRECEDENT TO ALL BORROWINGS ..........................................   37

SECTION 5.  REPRESENTATIONS AND WARRANTIES .........................................................   38
      Section 5.1. CORPORATE ORGANIZATION ..........................................................   38
      Section 5.2. CORPORATE POWER AND AUTHORITY; VALIDITY .........................................   39
      Section 5.3. NO VIOLATION ....................................................................   39
      Section 5.4. LITIGATION ......................................................................   39
      Section 5.5. USE OF PROCEEDS; MARGIN REGULATIONS .............................................   39
      Section 5.6. INVESTMENT COMPANY ACT ..........................................................   40
      Section 5.7. PUBLIC UTILITY HOLDING COMPANY ACT ..............................................   40
      Section 5.8. TRUE AND COMPLETE DISCLOSURE ....................................................   40
      Section 5.9. FINANCIAL STATEMENTS ............................................................   40
      Section 5.10. NO MATERIAL ADVERSE CHANGE .....................................................   40
      Section 5.11. LABOR CONTROVERSIES ............................................................   41
      Section 5.12. TAXES ..........................................................................   41
      Section 5.13. ERISA ..........................................................................   41
      Section 5.14. CONSENTS .......................................................................   41
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      Section 5.15. CAPITALIZATION .................................................................   41
      Section 5.16. OWNERSHIP OF PROPERTY ..........................................................   41
      Section 5.17. COMPLIANCE WITH STATUTES .......................................................   41
      Section 5.18. ENVIRONMENTAL ..................................................................   42
      Section 5.19. DIVIDEND RESTRICTIONS. .........................................................   42
      Section 5.20. YEAR 2000 COMPLIANCE ...........................................................   42
      Section 5.21. INSURANCE ......................................................................   43

SECTION 6.  COVENANTS ..............................................................................   43
      Section 6.1. CORPORATE EXISTENCE .............................................................   43
      Section 6.2. MAINTENANCE OF EQUIPMENT ........................................................   43
      Section 6.3. TAXES ...........................................................................   43
      Section 6.4. ERISA ...........................................................................   44
      Section 6.5. BURDENSOME RESTRICTIONS, ETC ....................................................   44
      Section 6.6. INSURANCE .......................................................................   44
      Section 6.7. FINANCIAL REPORTS AND OTHER INFORMATION .........................................   45
      Section 6.8. LENDERS' INSPECTION RIGHTS ......................................................   48
      Section 6.9. CONDUCT OF BUSINESS .............................................................   48
      Section 6.10. NEW SUBSIDIARIES ...............................................................   49
      Section 6.11. RESTRICTIONS ON REDEMPTION; DIVIDENDS ..........................................   49
      Section 6.12. RESTRICTIONS ON FUNDAMENTAL CHANGES ............................................   49
      Section 6.13. ENVIRONMENTAL LAWS .............................................................   50
      Section 6.14. LIENS ..........................................................................   50
      Section 6.15. DEBT ...........................................................................   52
      Section 6.16. LOANS, ADVANCES AND INVESTMENTS ................................................   53
      Section 6.17. TRANSFER OF ASSETS .............................................................   53
      Section 6.18. TRANSACTIONS WITH AFFILIATES ...................................................   55
      Section 6.19. COMPLIANCE WITH LAWS ...........................................................   55
      Section 6.20. NEGATIVE PLEDGES ...............................................................   55
      Section 6.21. VENDOR LEASE PLAN AGREEMENT; SENIOR NOTE PURCHASE AGREEMENT ....................   55
      Section 6.24. MAXIMUM TOTAL DEBT TO EBITDA RATIO .............................................   56
      Section 6.25. MAXIMUM TOTAL DEBT TO TOTAL CAPITAL RATIO ......................................   56
      Section 6.26. MINIMUM FIXED CHARGE COVERAGE RATIO ............................................   57
      Section 6.27. MINIMUM EBITDA .................................................................   57
      Section 6.28. INTEREST RATE PROTECTION AGREEMENTS ............................................   57
      Section 6.29. POST-CLOSING MATTERS ...........................................................   57
      Section 6.30. BANK ACCOUNTS ..................................................................   57
      Section 6.31. CONSOLIDATED NET WORKING CAPITAL ...............................................   58

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES .........................................................   58
      Section 7.1. EVENTS OF DEFAULT ...............................................................   58
      Section 7.2. NON-BANKRUPTCY DEFAULTS .........................................................   60
      Section 7.3. BANKRUPTCY DEFAULTS .............................................................   60
      Section 7.4. COLLATERAL FOR UNDRAWN LETTERS OF CREDIT ........................................   61
      Section 7.5. NOTICE OF DEFAULT ...............................................................   61
      Section 7.6. EXPENSES ........................................................................   61

SECTION 8.  CHANGE IN CIRCUMSTANCES ................................................................   61
      Section 8.1. CHANGE OF LAW ...................................................................   61
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      Section 8.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN LIBOR RATE .................   62
      Section 8.3. INCREASED COST AND REDUCED RETURN ...............................................   62
      Section 8.4. LENDING OFFICES .................................................................   64
      Section 8.5. DISCRETION OF LENDER AS TO MANNER OF FUNDING ....................................   64
      Section 8.6. LIMITATION ON CHARGES; SUBSTITUTE LENDERS; NON-DISCRIMINATION ...................   64

SECTION 9.  THE AGENT ..............................................................................   65
      Section 9.1. APPOINTMENT AND AUTHORIZATION OF AGENT ..........................................   65
      Section 9.2. RIGHTS AND POWERS ...............................................................   65
      Section 9.3. ACTION BY AGENT .................................................................   65
      Section 9.4. CONSULTATION WITH EXPERTS .......................................................   66
      Section 9.5. INDEMNIFICATION PROVISIONS; CREDIT DECISION .....................................   66
      Section 9.6. INDEMNITY .......................................................................   67
      Section 9.7. RESIGNATION OF AGENT AND SUCCESSOR AGENT ........................................   67

SECTION 10. MISCELLANEOUS ..........................................................................   67
      Section 10.1. NO WAIVER ......................................................................   67
      Section 10.2. NON-BUSINESS DAY ...............................................................   67
      Section 10.3. DOCUMENTARY TAXES ..............................................................   68
      Section 10.4. SURVIVAL OF REPRESENTATIONS ....................................................   68
      Section 10.5. SURVIVAL OF INDEMNITIES ........................................................   68
      Section 10.6. SETOFF .........................................................................   68
      Section 10.7. NOTICES ........................................................................   69
      Section 10.8. COUNTERPARTS ...................................................................   69
      Section 10.9. SUCCESSORS AND ASSIGNS .........................................................   69
      Section 10.10. SALES AND TRANSFERS OF BORROWINGS AND NOTES; PARTICIPATIONS IN BORROWINGS AND
                     NOTES..........................................................................   69
      Section 10.12. HEADINGS ......................................................................   72
      Section 10.13. LEGAL FEES, OTHER COSTS AND INDEMNIFICATION ...................................   72
      Section 10.14. GOVERNING LAW: SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL ...............   73
      Section 10.15. CONFIDENTIALITY ...............................................................   74
      Section 10.16. EXECUTION IN COUNTERPARTS .....................................................   75
      Section 10.17. SEVERABILITY ..................................................................   75
      Section 10.18. CHANGE IN ACCOUNTING PRINCIPLES OR TAX LAWS ...................................   75
      Section 10.19. ENTIRE AGREEMENT ..............................................................   75
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                                      iii
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EXHIBITS
--------
Exhibit 2.2A   -  Form of Borrowing Request
Exhibit 2.2B   -  Form of Application
Exhibit 2.10A  -  Form of Revolving Note
Exhibit 2.10B  -  Form of Term Note
Exhibit 4.1A   -  Form of Security Agreement
Exhibit 4.1B   -  Form of Pledge Agreement
Exhibit 4.1C   -  Form of Subsidiary Guaranty
Exhibit 4.1D   -  Form of Subordination Agreement
Exhibit 4.1E   -  Form of Trademark and Patent Security Agreement
Exhibit 6.7A   -  Form of Compliance Certificate
Exhibit 6.7B   -  Form of Borrowing Base Certificate
Exhibit 10.10  -  Form of Assignment Agreement

SCHEDULES
---------
Schedule 5.1   -  List of Subsidiaries
Schedule 5.4   -  Existing Litigation
Schedule 5.18  -  Existing Environmental Claims
Schedule 6.15  -  Existing Debt
Schedule 6.16  -  Existing Investments, Existing YMS Rooms under Lease, Etc.

      AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 1999, among The York Group, Inc., a Delaware corporation (the "BORROWER"), ABN AMRO Bank N.V., a Netherlands chartered bank ("ABN AMRO"), and the other lenders from time to time parties hereto (each a "LENDER" and collectively, the "LENDERS"), and ABN AMRO, as administrative agent for the Lenders (in such capacity, the "AGENT").

                                  WITNESSETH:

      WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement dated as of March 12, 1998 (as the same has been amended, modified and supplemented since such date, the "EXISTING CREDIT AGREEMENT"); and

      WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement by entering into this Agreement (as defined below).

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree that the Existing Credit Agreement shall be amended and restated as follows (and that all existing defaults or events of default under the Existing Credit Agreement shall be waived):

SECTION 1.  DEFINITIONS; INTERPRETATION.

      Section 1.1. Definitions. Unless otherwise defined herein, the following terms shall have the following meanings:

      "ACCEPTABLE SECURITY INTEREST" in any Property means a Lien (a) which exists in favor of the Collateral Agent for the benefit of the Agent, Lenders and the Noteholders, (b) which is superior to all other Liens (except as expressly permitted by this Agreement), (c) which secures the Obligations, and
(d) which is perfected and enforceable against all Persons in preference to any rights of any Person therein (other than rights expressly permitted by this Agreement and the Intercreditor Agreement).

      "ACQUISITION" means a direct or indirect purchase by the Borrower or any of its Subsidiaries after the date hereof for cash, stock or other securities or other property, whether in one or more related transactions, of all or substantially all of the assets or voting securities or other equity interests of a Person or a business unit, division or group of a Person.

      "ADJUSTED LIBOR RATE" means, for any Borrowing of Eurodollar Loans, a rate per annum, determined in accordance with the following formula:

      Adjusted LIBOR Rate           =                  LIBOR RATE
                                                       ----------
                                          1.00 - Eurodollar Reserve Percentage

      "AFFILIATE" means, for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in such Person. As used in this definition, "CONTROL" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

      "AGENT" means ABN AMRO acting in its capacity as agent for the Lenders, and any successor agent appointed hereunder pursuant to Section 9.7.

      "AGREEMENT" means this Credit Agreement, as amended, restated or supplemented from time to time.

      "APPLICABLE MARGIN" means, for Eurodollar Loans, Base Rate Loans and the commitment fee with respect to Letters of Credit and for any applicable period, at such times as the relevant Total Debt to EBITDA Ratio is in one of following
Tiers, the percentage per annum set forth opposite such Total Debt to EBITDA
Ratio:
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
               Total debt to EBITDA Ratio         Eurodollars Loans     Base Rate Loans
               --------------------------         -----------------     ---------------
Tier I         x less than 2.0 to 1.0                    1.75%                0.75%
Teir II        2.0 to 1.0 less than or equal to          2.00%                1.00%
               x greater than 2.5 to 1.0                 2.00%                1.00%
Tier III       2.5 to 1.0 less than or equal to x        2.25%                1.25%
               x greater than 3.0 to 1.0                 2.25%                1.25%
Tier IV        x greater than or equal to 3.0            2.50%                1.50%


For the period from the Closing Date through the date the Borrower is to provide the Agent with the financial statements for the calendar month ended July 31, 1999, as required by Section 6.7(a)(i), Applicable Margin shall be the applicable percentage per annum set forth in Tier IV. Thereafter, the Applicable Margin shall be reset by the Agent upon its receipt of the applicable financial statements and Compliance Certificate as required by Section 6.7(a)(i) or (ii) and Section 6.7(b) from the Borrower to be effective as of the date one (1) Business Day after the earlier of the date such financial statements are required to be provided or the date such financial statements are provided to the Agent.

      "APPLICATION"  means an application for a Letter of Credit as defined in
Section 2.2(b).

      "ASSIGNMENT AGREEMENT" means an agreement in substantially the form of
EXHIBIT 10.10 whereby a Lender conveys part or all of its Commitments, Loans and participations in Letters of Credit to another Person that is, or thereupon becomes, a Lender, or increases its Commitments, outstanding Loans and outstanding participations in Letters of Credit pursuant to Section 10.10.

      "AUTHORIZED OFFICER" means any officer or other employee of the Borrower or the Guarantor, as applicable, authorized from time to time to execute and deliver a Credit Document under this Agreement.

      "BASE RATE" means, for any day, the greater of:

            (i) the fluctuating commercial loan rate announced by the Lender which is the Agent from time to time at its Chicago, Illinois office (or other corresponding office, in the case of any successor Agent) as its base rate for Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by the Agent on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change; and

            (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, PROVIDED THAT (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent, plus (y) one-half of one percent (0.50%) per annum.

      "BASE RATE LOAN" means a Loan bearing interest as provided in Section 2.6(a).

      "BORROWER" means The York Group, Inc., a Delaware corporation.

      "BORROWING" means a Revolving Borrowing or a Term Borrowing.

      "BORROWING BASE" means, at any time, an amount equal to (a) 80% of the Borrower's consolidated Eligible Accounts at such time plus (b) 50% of the value of the Borrower's consolidated Eligible Inventory (determined on a first-in first-out basis) at such time.

      "BORROWING BASE CERTIFICATE" means a borrowing base certificate executed by an Authorized Officer of the Borrower in substantially the form of EXHIBIT 6.7B.

      "BORROWING REQUEST" means a request for a Borrowing executed by an Authorized Officer of the Borrower in substantially the form of EXHIBIT 2.2A.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close in Houston, Texas or New York, New York, and, if the applicable Business Day relates to the advance or continuation of, conversion into or payment on a Eurodollar Loan, on which banks are dealing in Dollar deposits in the interbank eurocurrency market in London, England.

      "CAPITAL EXPENDITURES" means, for any period, the sum, without duplication, of (i) all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) all Capitalized Lease Obligations incurred during such period.

      "CAPITALIZED LEASE OBLIGATIONS" means, for any period, the amount of the Borrower's and its Subsidiaries' liabilities under all leases (or similar arrangements) of real or personal property (or any interest therein) which in accordance with GAAP would be classified as capitalized leases on the balance sheet of the Borrower and its Subsidiaries.

      "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (ii) U.S. Dollar denominated time deposits and certificates of deposit maturing within one (1) year from the date of acquisition thereof with any Lender, or any other financial institution whose short-term senior unsecured debt rating is at least A-2 from S&P or P-2 from Moody's; (iii) LIBOR denominated time deposits and certificates of deposit maturing within six (6) months from the date of acquisition thereof with any Lender, or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iv) commercial paper or Eurocommercial paper with a rating of at least A- 1 from S&P or P-1 from Moody's, with maturities of not more than twelve (12) months from the date of acquisition; (v) repurchase obligations entered into with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder;
(vi) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and
(vii) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through
(vi) above.

      "CLASS" has the meaning set forth in Section 1.5.

      "CLOSING DATE" means the date of this Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COLLATERAL" means all of the Property described under the definitions of "Collateral", "Pledged Shares", "Pledged Securities", "Mortgaged Property" or any other similar term contained in any of the Security Documents.

      "COLLATERAL ACCOUNT" means the cash collateral account for outstanding undrawn Letters of Credit as defined in Section 7.4(b).

      "COLLATERAL AGENT" means ABN AMRO Bank N.V., in its capacity as Collateral Agent under the terms of the Intercreditor Agreement, and any successor Collateral Agent pursuant to Section 3.6 of the Intercreditor Agreement.

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT 6.7A.

      "COMMITMENTS" means, as to any Lender, its Revolving Credit Commitment and its Term Commitment.

      "CONSOLIDATED CASH INTEREST EXPENSE" means, as of any date of determination, the aggregate of all cash Consolidated Interest Expense, including, without limitation, all net amounts payable (or receivable) under Interest Rate Protection Agreements and all imputed interest in respect of Capitalized Lease Obligations; PROVIDED, HOWEVER, Consolidated Cash Interest Expense shall not include interest expense attributable to amortization of debt discount.

      "CONSOLIDATED CURRENT ASSETS" means, as of any date of determination, outstanding on such date, the total amount of the current assets of the Borrower and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, outstanding on such date, the total amount of the current liabilities of the Borrower and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED EARNINGS BEFORE INTEREST, LEASES AND TAXES" means, as of any date of determination, with respect to the Borrower and its Subsidiaries, the sum of (i) Consolidated Net Income, plus (ii) to the extent that any of the items referred to in any of clauses (a), (b) or (c) below were deducted in calculating Consolidated Net Income: (a) provisions for taxes on income or revenues, (b) Consolidated Cash Interest Expense, and (c) Lease Expense minus
(iii) any extraordinary, unusual or nonrecurring gains or losses.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Debt, determined in accordance with GAAP.

      "CONSOLIDATED INTEREST INCOME" means, for any period, the total interest income of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Debt, determined in accordance with GAAP.

      "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

      "CONSOLIDATED NET TANGIBLE ASSETS" means as of any date of determination, the total amount of assets of the Borrower and its Subsidiaries on a consolidated basis for such period, less, without duplication, (i) current liabilities, (ii) all reserves for depreciation and other asset valuation reserves

(but excluding reserves for deferred federal, state and other income taxes),
(iii) all assets properly classified as intangible assets, and (iv) appropriate adjustments on account of minority interests of third parties holding common stock in any Subsidiary of the Borrower; in each instance as determined in accordance with GAAP.

      "CONSOLIDATED NET WORKING CAPITAL" means, as at any date of determination, outstanding on such date, an amount equal to the difference of (i) Consolidated Current Assets of the Borrower and its Subsidiaries MINUS (ii) Consolidated Current Liabilities of the Borrower and its Subsidiaries determined in accordance with GAAP.

      "CONSOLIDATED NET WORTH" means, as of any date of determination, the Borrower's consolidated stockholders' equity determined in accordance with GAAP.

      "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), in any manner, whether direct or indirect, including, without limitation, any obligations of such Person, whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (x) for the purchase, payment or discharge of any such primary obligation, or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to lease property or to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof.

      "CREDIT DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranties, the Security Documents, the Subordination Agreements, the Fee Letters, the Borrowing Requests, the Applications, each Interest Rate Protection Agreement executed with a Lender (or an Affiliate of any Lender), if any, and any other documents or instruments executed by the Borrower or any of the Guarantors in connection with this Agreement.

      "DEBT" means for any Person (without duplication): (i) all advances and indebtedness, whether or not represented by bonds, debentures, notes, securities or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all Capitalized Lease Obligations and leases of property or assets made as a part of any sale and lease-back transaction whether or not required to be capitalized on a balance sheet, (iv) all Contingent Obligations, including, without limitation, all indebtedness under guaranties, endorsements, assumptions or other contractual obligations, including any letters of credit, unsecured performance guarantees given in the normal course of business of the Borrower or a Subsidiary under contractual obligations and any standby letters of credit issued by a banking institution as security therefore; provided, HOWEVER, that letters of credit issued by the Borrower or any Subsidiary as security for insurance premiums, workman's compensation insurance, environmental bonds and other such similar purposes shall be excluded from the amount of Debt to the extent of an aggregate amount of $2,500,000, (v) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (vi) Interest Rate Protection Agreements (without duplication for the hedged obligation), and (vii) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to above in (i), (ii), (iii), (iv), (v) or (vi); provided, HOWEVER, that "Debt" shall not include trade accounts payable arising in the ordinary course of business. The amount of Debt attributable to original issue discount notes or bonds shall be equal to the net book amount of consolidated debt recorded in accordance with GAAP. The calculation of Debt shall include all Debt of the Borrower, plus all Debt of other Persons, other than Subsidiaries, which has been guaranteed by the Borrower or any Subsidiary. Debt shall also include the redemption amount with respect to any stock of the Borrower required to be redeemed within twelve (12) months following the date of determination.

      "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

      "DOLLAR" and "U.S. DOLLAR" and the sign "$" means lawful money of the United States of America.

      "EBITDA" means, as of any date of determination, the sum of (i) Consolidated Net Income before (a) Consolidated Interest Expense, (b) Consolidated Interest Income, (c) provisions for taxes based on income or revenues, and (d) any extraordinary, unusual or nonrecurring gains or losses; plus (ii) the amount of all depreciation, amortization expense and other non-cash charges (excluding the effects of any accruals made in the ordinary course of business) deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition, EBITDA shall be adjusted to include the historical financial results of the acquired business (on a historic twelve-month rolling pro forma basis).

      "EFFECTIVE DATE" means the first date on which all conditions precedent set forth in Section 4.1 and 4.2 are satisfied or waived in writing.

      "ELIGIBLE ACCOUNTS" means, with respect to any Person and as of any date of its determination by the Agent, the accounts receivable of such Person which are reflected on the balance sheet of such Person as of such date in accordance with GAAP, excluding, however:

            (a) accounts receivable which are not "accounts" as such term is defined in the Uniform Commercial Code of the jurisdiction or jurisdictions applicable to such Person or accounts (including those represented by any promissory note, trade acceptance, chattel paper, draft, or other instrument);

            (b) accounts receivable which did not arise from an enforceable order or contract for the absolute and final sale of the inventory or services of the Person, or accounts receivable for which the sales or services of such receivable have not been fully performed in the ordinary course of business of the Person;

            (c) all accounts receivable from any account debtor that has 25% or more of its accounts receivable to such Person past due more than 120 days after the date of the invoices that generated such accounts receivable;

            (d) any accounts receivable that are past due more than 120 days after the date of the invoice that generated such accounts receivable;

            (e) accounts receivable which are subject to any contest or offset (other than offsets in the form of accrued and unpaid rebates, in which case the "Eligible Accounts" would equal the net amount after giving effect to such accrued and unpaid rebates), including contra accounts, or which have been disputed;

            (f) accounts receivable which were not generated in an arm's length transaction or are accounts receivable from any Affiliate of the Person;

            (g) accounts receivable in which there is not an Acceptable Security Interest or which are subject to Liens (other than Permitted Liens) which would be superior to the Lien of the Collateral Agent created under the Security Documents; and

            (h) accounts receivable which are otherwise unacceptable as collateral as determined by the Agent according to the policies of the Agent applied to its other customers generally (with such exceptions as may be dictated by business practices specific to the Borrower's industry).

      "ELIGIBLE INVENTORY" means, with respect to any Person and as of any date of its determination by the Agent, the inventory of such Person which is reflected on the balance sheet of such Person as of such date in accordance with GAAP, excluding, however:

            (a) inventory of such Person out on consignment, inventory held by such Person on consignment, and inventory which is not "inventory" as such term is defined in the Uniform Commerce Code of the jurisdiction or jurisdictions applicable to such Person or to such inventory;

            (b) inventory in which there is not an Acceptable Security Interest or which is evidenced by any negotiable or non-negotiable document of title and is goods in transit to third parties, bill and hold goods or deferred shipments and which is subject to a third party's rights (other than Permitted Liens) which would be superior to the Lien of the Collateral Agent created under the Security Documents;

            (c) inventory which has become obsolete, has been damaged and is not saleable in its present state for the use for which it was manufactured or purchased;

            (d) inventory which is located on premises owned or operated by the customer that is to purchase such inventory and for which appropriate financing statements have not been filed with respect to such inventory showing such Person as secured party and such customer as debtor;

            (e) inventory which is held by such Person in quantities in excess of the quantity of such type of inventory sold or used by such Person or an Affiliate of such Person during the last preceding 24 calendar months; and

            (f) inventory which is otherwise unacceptable as collateral as determined by the Agent according to the policies of the Agent applied to its other customers generally (with such exceptions as may be dictated by business practices specific to the Borrower's industry).

      "ENVIRONMENTAL CLAIMS " means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, investigations or proceedings relating to any Environmental Law ("CLAIMS") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or safety in relation to the environment.

      "ENVIRONMENTAL LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, written policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to (i) the environment, (ii) health or safety in relation to the environment or (iii) Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "EURODOLLAR LOAN" means a Loan bearing interest as provided in Section 2.6(b).

      "EURODOLLAR RESERVE PERCENTAGE" means, with respect to each Interest Period for a Eurodollar Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements (including, without limitation, any supplemental, marginal and emergency reserves) applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

      "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 7.1.

      "EXISTING CREDIT AGREEMENT" has the meaning set forth in the first recital.

      "FEE LETTER" means (a) that certain letter agreement between the Borrower and the Agent dated August 12, 1999, and (b) those certain letter agreements between the Borrower and the Lenders, and "FEE LETTERS" means all such letter agreements collectively.

      "FIRST SIERRA" means First Sierra Financial, Inc.

      "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (i) Consolidated Earnings Before Interest, Leases and Taxes to (ii) the sum of (a) Consolidated Cash Interest Expense plus (b) Lease Expense.

      "FOREIGN SUBSIDIARY" means any Subsidiary of the Borrower incorporated in a jurisdiction other than in a state, province or territory of the United States.

      "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

      "GUARANTOR" means each Subsidiary of the Borrower (other than YCF).

      "HAZARDOUS MATERIAL" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall include any substance defined as "HAZARDOUS" or "TOXIC" or words used in place thereof under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

      "HIGHEST LAWFUL RATE" means the maximum nonusurious, interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or the Reimbursement Obligations, or under laws applicable to the Lenders, which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans or the Reimbursement Obligations represented hereby are usurious under all applicable laws shall be made by amortizing or spreading using the actuarial method during the stated term of the Loans or the Reimbursement Obligations, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans or the Reimbursement Obligations, as applicable.

      "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of August 12, 1999 among the Borrower, the Guarantors, the Noteholders, the Lenders, the Agent and the Collateral Agent.

      "INTEREST PAYMENT DATE" means (i) in the case of Base Rate Loans, the last day of each calendar month such Loan is outstanding commencing August 31, 1999,
(ii) in the case of Eurodollar

Loans, on each day that is the monthly anniversary of the first day of the Interest Period for such Loan, and the last day of each Interest Period for such Loan, and (iii) in each case, on the date such Loans are due and payable.

      "INTEREST PERIOD" means the period commencing on the date that a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and, subject to Section 2.5, ending on the date one (1), two (2) or three (3) months thereafter as selected by the Borrower pursuant to the terms of this Agreement, or with respect to the initial Borrowing hereunder as otherwise agreed by the Borrower and all Lenders.

      "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

      "L/C DOCUMENTS" means this Agreement, the Letters of Credit and any Applications with respect thereto and any draft or other document presented in connection with a drawing thereunder.

      "L/C OBLIGATIONS" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations with respect to Letters of Credit.

      "LEASE" means any lease, sublease or other instrument (other than a Capitalized Lease Obligation) pursuant to which a Person is entitled to use any property of another Person for an original term, such original term to include any period for which such lease, sublease or other instrument may be renewed at the option of the lessor or lessee thereunder.

      "LEASE EXPENSE" means, as of any date of determination, for any period for which the amount thereof is to be determined, (i) all amounts payable by the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, as a lessee or a sublessee under any Lease, minus (ii) any amounts required to be paid by the Borrower or any of its Subsidiaries on account of maintenance, repairs, insurance, taxes and similar charges (whether or not such are designated as rents or additional rents) for such period.

      "LENDERS" is defined in the preamble.

      "LENDING OFFICE" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof or designated pursuant to Sections 8.4 or 10.10.

      "LETTER OF CREDIT" means any of the letters of credit issued by the Lenders for the account of the Borrower pursuant to Section 2.2(a).

      "LIBOR RATE" means, relative to any Interest Period for each Eurodollar Loan comprising part of the same Borrowing, a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1 %), equal to the arithmetic mean of the "LIBOR" rates of interest per annum appearing on Telerate Page 3750 (or any successor publication) for the applicable currency two (2) Business Days before the commencement of such Interest Period for delivery on the first day of such Interest Period, at or about 11:00 a.m. (London, England time) for a period approximately equal to such Interest Period. If the foregoing Telerate rate is unavailable for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBOR page, or if such rate is also unavailable on such service, on any other interest rate reporting service of recognized standing selected by the Agent after consultation with the Borrower.

      "LIEN" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

      "LOAN" means a Revolving Loan or a Term Loan.

      "MAJORITY LENDERS" means, at any time, Lenders then holding in the aggregate at least sixty-six and two/thirds percent (66- 2/3 %) of the sum of the Loans held by the Lenders at such time and the L/C Obligations at such time, or, if no such principal amount of the Loans and there are no L/C Obligations then outstanding, Lenders having at least sixty-six and two/thirds percent (66-2/3 %) of the aggregate amount of the Commitments at such time. The percentage set forth opposite each Lender's name on the signature page hereto reflects the initial voting percentage of each Lender hereunder.

      "MATERIAL ADVERSE EFFECT" means an effect that results in a material adverse change (i) since December 31, 1998 (other than as disclosed in the Borrower's financial projections dated July 27, 1999, provided to the Agent) in the business, properties, assets, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) in the ability of the Borrower or any of the Guarantors to perform its Obligations under the Credit Documents to which it is a party, or (iii) in the rights and remedies of the Lenders or the Agent in any material adverse respect under the Credit Documents.


      "MATURITY DATE" means (i) with respect to the Revolving Loans, June 30, 2001 and (ii) with respect to the Term Loans, June 30, 2001.

      "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

      "MORTGAGE" means a mortgage in form and substance satisfactory to the Agent and the Majority Lenders executed by the Borrower or any of its Subsidiary, and "MORTGAGES" means all such Mortgages collectively.

      "NET CASH PROCEEDS FROM ASSETS" means with respect to any asset sale or transfer by the Borrower or any of its Subsidiaries permitted by Section 6.17 (including, without limitation, any sale or transfer resulting from a casualty event or condemnation), the net cash proceeds received by the Borrower or such Subsidiary after giving effect to (x) reasonable cash transaction costs and expenses attributable to such sale, (y) cash taxes owing in connection with any taxable gain (measured on a consolidated basis) attributable to such sale and purchase price adjustments reasonably expected to be payable in connection therewith, and (z) the repayment of any Debt owing by the Borrower or such Subsidiary to any Person (other than the Borrower or any other Subsidiary of the Borrower) in respect of such asset.

      "NET CASH PROCEEDS FROM ISSUANCE" means with respect to any sale or issuance by the Borrower or any of its Subsidiaries of capital stock or subordinated Debt, the net cash proceeds received by the Borrower or such Subsidiary from such sale or issuance after giving effect to (x) reasonable fees and reasonable out of pocket expenses of attorneys, accountants, investment banks, notary publics and other reasonable cash transaction costs and expenses attributable to such sale or issuance and (y) any reasonable and customary underwriting discounts and commissions attributable to such sale or issuance.

      "NOTE" means a Revolving Note or a Term Note, and "NOTES" means all such promissory notes collectively.

      "NOTEHOLDERS" means those noteholders party to the Senior Note Purchase Agreement.

      "OBLIGATIONS" means (a) all obligations of the Borrower and the Guarantors to pay fees, costs and expenses hereunder, to pay principal or interest on Loans, to pay Reimbursement Obligations and to pay any other obligations to the Agent and Lenders arising under or in relation to any Credit Document and (b) all obligations of the Borrower and the Guarantors owing to any Lender or any Affiliate of a Lender under any Interest Rate Protection Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "PERMITTED BUSINESS" means any business described in Section 6.9.

      "PERMITTED LIENS" means the Liens described in Section 6.14.

      "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

      "PLAN" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

      "PLEDGE AGREEMENT" means each of the Pledge Agreements in substantially the form of EXHIBIT 4.1B and executed by the Borrower or any Subsidiary of the Borrower to secure all or a portion of the Obligations.

      "PRIVATE PLACEMENT" means the Borrower's issuance of its Senior Secured Notes pursuant to the terms of the Senior Note Purchase Agreement.

      "PROCEEDS" has the meaning set forth in the Intercreditor Agreement.

      "PRO RATA SHARE"  has  the  meaning  set  forth  in the  Intercreditor
Agreement.

      "PURCHASING LENDER" has the meaning given such term in Section 10.10(b).

      "REIMBURSEMENT OBLIGATION" means the obligations of the Borrower to reimburse the Agent and the Lenders for each drawing under a Letter of Credit as described in Section 2.2(c).

      "REUTERS SCREEN" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Reuter Money 2000 Service (or such other page as may replace that page on that service or on any replacement Reuter Service for the purpose of displaying rates comparable to the "LIBOR" rate).

      "REVOLVING BORROWING" means any extension of credit made by the Lenders by way of Revolving Loans or Letters of Credit, including any Borrowings advanced, continued or converted. A Borrowing is "ADVANCED" on the day the Lenders advance funds comprising such Borrowing to the Borrower or a Letter of Credit is issued, is "CONTINUED" (in the case of Eurodollar Loans) on the date a new Interest Period commences for such Borrowing and is "CONVERTED" when such Borrowing is changed from one Type of Revolving Loan to the other, all as requested by the Borrower pursuant to Section 2.4(a).

      "REVOLVING CREDIT" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.1(a) and 2.2.

      "REVOLVING CREDIT COMMITMENT" means, relative to any Lender, such Lender's obligations to make Revolving Loans and participate in Letters of Credit pursuant to Sections 2.1(a) and 2.2 in the dollar amount set forth opposite its signature hereto or pursuant to Section 10.10, as such commitments may be reduced from time to time or terminated pursuant to this Agreement; PROVIDED, THAT, if the Revolving Credit Commitments are terminated, each Lender's Revolving Credit Commitment shall be calculated based on its Revolving Credit Commitment in effect immediately before such termination.

      "REVOLVING CREDIT COMMITMENT AMOUNT" means $25,000,000, as such amount may be reduced from time to time or terminated pursuant to the terms of this Agreement.

      "REVOLVING CREDIT COMMITMENT TERMINATION DATE" means the earliest of (i) June 30, 2001 and (ii) the date on which the Revolving Credit Commitments are terminated in full or reduced to zero pursuant to Sections 2.12, 7.2 or 7.3.

      "REVOLVING LOAN " means any advance by a Lender to the Borrower as part of a Revolving Borrowing and refers to a Base Rate Loan or a Eurodollar Loan.

      "REVOLVING NOTE" has the meaning set forth in Section 2.10.

      "REVOLVING SHARE" means, for each Lender with a Revolving Credit Commitment, the ratio (expressed as a percentage) of such Lender's Revolving Credit Commitment at such time to the Revolving Credit Commitment Amount at such time.

      "SEC" means the Securities and Exchange Commission.

      "S&P" means Standard & Poor's Ratings Group or any successor thereto.

      "SECURITY AGREEMENT" means each of the Security Agreements in substantially the form of EXHIBIT 4.1A and executed by the Borrower or any Subsidiary of the Borrower to secure all or a portion of the Obligations.

      "SECURITY DOCUMENTS" means the Pledge Agreements, the Security Agreements, the Mortgages, the Intercreditor Agreement and each other document, instrument or agreement executed in connection therewith or otherwise executed in order to secure all or a portion of the Obligations.

      "SENIOR NOTE PURCHASE AGREEMENT" means the Senior Note Purchase Agreement dated as of June 30, 1994 among the Borrower and the Noteholders party thereto, as amended by the First Amendment to Senior Note Purchase Agreement dated as of August 12, 1999.

      "SENIOR SECURED NOTES" means the Borrower's 8.37% Senior Secured Notes due June 30, 2004 and issued pursuant to the terms of the Senior Note Purchase Agreement.

      "SHARED PROCEEDS" means (i) all Proceeds received from the sale or disposition of all or substantially all of the Collateral, (ii) all Proceeds received from any insurance policy as a result of any casualty event involving the Collateral and which have not been disbursed to the Borrower or its Subsidiaries to be reinvested in replacement assets, (iii) all Proceeds received from the sale or disposition of any Collateral permitted by clauses (b), (f) and
(g) of Section 6.17 of the Credit Agreement and clauses (b), (f) and (g) of
Section 7.6 of the Note Agreement, and (iv) all Proceeds received from the sale or disposition of any Collateral in violation or breach of the Credit Agreement, the Note Agreement, the Credit Documents or the Financing Documents.

      "SPECIAL PURPOSE SUBSIDIARIES" means Colonial Trade Company, Inc., Dixie Vault Trade Company, Inc., Doody Trade Company, Inc., Elder Davis Trade Company, Inc., T.Y.G. Company, Inc., T.Y.G. Trade Company, Inc., T.Y.G. Trade II Company, Inc., and West Point Trade Company, Inc.

      "SUBORDINATION   AGREEMENT"   means   a   Subordination   Agreement   in
substantially the form of EXHIBIT 4.1D.

      "SUBSIDIARY" means, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, as applicable, or by one or more of its Subsidiaries.

      "SUBSIDIARY GUARANTY" means each Guaranty of the Subsidiaries in substantially the form of EXHIBIT 4.1D.

      "TANGIBLE NET WORTH" means, as of the date of its determination, the Consolidated Net Worth of the Borrower, excluding all of the Borrower's consolidated intangible assets, as determined in accordance with GAAP consistently applied.

      "TAXES" shall have the meaning ascribed to such term in Section 5.12.

      "TELERATE" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or on any replacement Dow Jones Service for the purpose of displaying rates comparable to the "LIBOR" rate).

      "TERM BORROWING" means any extension of credit made by the Lenders by way of Term Loans, including any Borrowings advanced, continued or converted. A Borrowing is "ADVANCED" on the day the Lenders advance funds comprising such Borrowing to the Borrower is "CONTINUED" (in the case of Eurodollar Loans) on the date a new Interest Period commences for such Borrowing and is "CONVERTED" when such Borrowing is changed from one Type of Term Loan to the other, all as requested by the Borrower pursuant to Section 2.4(a).

      "TERM COMMITMENT" means, relative to any Lender, such Lender's obligations to make Term Loans pursuant to Section 2.1(b) in the dollar amount set forth opposite its signature hereto or pursuant to Section 10.10; PROVIDED HOWEVER, that, after the Effective Date, the Term Commitment for each such Lender shall be zero.

      "TERM COMMITMENT AMOUNT" means $35,000,000; PROVIDED THAT, after the Effective Date, the Term Commitment Amount shall be zero.

      "TERM CREDIT" means the credit facility for making Term Loans described in
      Section 2.1(b).

      "TERM LOANS" means any advance by a Lender to the Borrower as part of a Term Borrowing and refers to a Base Rate Loan or a Eurodollar Loan.

      "TERM NOTE" has the meaning set forth in Section 2.10.

      "TERM SHARE" means, for each Lender with a Term Commitment, the ratio (expressed as a percentage) of such Lender's Term Commitment or outstanding Term Loans at such time to the Term Commitment Amount or the aggregate outstanding Term Loans, as applicable, at such time.

      "TOTAL CAPITAL" means, as of any date of determination, the sum of Total Debt plus Consolidated Net Worth as of such date.

      "TOTAL DEBT" means, as of any date of determination, the aggregate amount of all Debt of the Borrower and its Subsidiaries outstanding on such date determined on a consolidated basis in accordance with GAAP.

      "TOTAL DEBT TO EBITDA RATIO" means, as of any date of determination, the ratio of Total Debt to EBITDA, calculated using Total Debt at the date of determination and EBITDA on a historic rolling twelve-months basis.

      "TOTAL DEBT TO TOTAL CAPITAL RATIO" means, as of any date of determination, the ratio of Total Debt to Total Capital.

      "TRADEMARK AND PATENT SECURITY AGREEMENT" means each of the Trademark and Patent Security Agreements in substantially the form of Exhibit 4.1E and executed by the Borrower or any Subsidiary of the Borrower to secure all or a portion of the Obligations.

      "TRANSFER" means a sale, transfer, conveyance, assignment or other disposition (or a series of related dispositions), including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset, but excluding any involuntary transfer by operation of law and any transfers of an asset pursuant to any casualty or theft with respect to such asset.

      "TRIGGERING  EVENT"  has the  meaning  set  forth  in the  Intercreditor
Agreement.

      "TYPE" has the meaning set forth in Section 1.5.

      "UNFUNDED VESTED LIABILITIES" means, for any Plan at any time, the amount by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

      "VENDER LEASE PLAN AGREEMENT " means the Vendor Lease Plan Agreement delivered pursuant to Section 4.1.

      "YCF" means The York Children's Foundation, a non-profit corporation.

      "YMS ROOMS" means merchandising system rooms of the Borrower or any of its Subsidiaries set up in the ordinary course of business at third party facilities.

      Section 1.2. INTERPRETATION. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and only to the extent such amendments, supplements and modifications are permitted hereby. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided.

      Section 1.3. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      Section 1.4. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which prior to the delivery of the first financial statements under Section 6.7 hereof, shall mean the financial statements described in Section 5.9). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or monthly financial statements furnished to the Lenders pursuant to Section 6.7 hereof most recently delivered prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 6.7 hereof, used in the preparation of the financial statements described in Section 5.9). In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries.

      Section 1.5. CLASSES AND TYPES OF LOANS. Loans are distinguished by "Class" and "Type". The "Class" of a Loans refers to the determination of whether such Loan is a Term Loan or a Revolving Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan or a Base Rate Loan, each of which constitutes a Type.

SECTION 2. THE CREDIT FACILITIES.

      Section 2.1. LOANS.

      (a) REVOLVING LOANS. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each, a "REVOLVING LOAN") to the Borrower from time to time before the Revolving Credit Commitment Termination Date on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Revolving Credit Commitment then in effect, subject to any reductions thereof pursuant to the terms of this Agreement. The Revolving Loans shall be made ratably from the Lenders in proportion to their respective Revolving Shares. No Lender shall be required to make any Revolving Loan if, after giving effect thereto, (i) the sum of (A) the aggregate principal amount of the Revolving Loans of all Lenders and
(B) the L/C Obligations outstanding of the Borrower would thereby exceed the lesser of (I) the

Borrowing Base then in effect and (II) the Revolving Credit Commitment Amount then in effect or (ii) the sum of (A) the aggregate principal amount of the Revolving Loans of such Lender and (B) its participating interest in all L/C Obligations would thereby exceed the Revolving Credit Commitment of such Lender then in effect. Revolving Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Revolving Credit Commitment Termination Date, subject to the terms and conditions hereof.

      (b) TERM LOANS. On the Effective Date, each Lender severally agrees, subject to the terms and conditions hereof, to make one or more Term Loans to the Borrower in an aggregate amount not to exceed an amount equal to its Term Commitment then in effect. The Term Loans shall be made ratably from the Lenders in proportion to their respective Term Shares. No Lender shall be required to make any Term Loan if, after giving effect thereto, all of the Term Loans of such Lender would exceed the Term Commitment of such Lender then in effect. Once repaid, in whole or in part, no portion of the Term Loans may be reborrowed.

      Section 2.2.  LETTERS OF CREDIT.

      (a) ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions hereof, the Agent agrees to issue, from time to time prior to the Revolving Credit Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this Section 2.2, one or more letters of credit (each a "LETTER OF CREDIT") for the Borrower's account, all such Letters of Credit to be in an aggregate undrawn face amounts at any time outstanding not to exceed $3,000,000; PROVIDED THAT the Agent shall not issue a Letter of Credit, and the Lenders shall have no obligation to purchase a participation interest in a Letter of Credit pursuant to Section 2.2(d), if after giving effect thereto, the aggregate principal amount of the Revolving Loans and the L/C Obligations then outstanding would thereby exceed the lesser of (i) the Borrowing Base then in effect and (ii) the Revolving Credit Commitment Amount then in effect; and PROVIDED FURTHER THAT the Agent shall have no obligation to issue and the Lenders shall have no obligation to purchase a participation interest in a Letter of Credit if the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Agent or such Lender as notified by such Lender to the Agent before the date of issuance of such Letter of Credit.

      (b) ISSUANCE PROCEDURE. To request that the Agent issue a Letter of Credit, the Borrower shall deliver to the Agent a duly executed Borrowing Request from an Authorized Officer in substantially the form of EXHIBIT 2.2A, together with a duly executed application for the relevant Letter of Credit substantially in the form of EXHIBIT 2.2B (each, an "APPLICATION"), or such other computerized issuance or application procedure, instituted from time to time by the Agent and agreed to by the Borrower, completed to the reasonable satisfaction of the Agent, and such other documentation and information as the Agent may reasonably request. In the event of any irreconcilable difference or inconsistency between this Agreement and an Application, the provisions of this Agreement shall govern. Upon receipt of a properly completed and executed Borrowing Request and Application and any other reasonably requested documents or information at least three (3) Business Days prior to any requested issuance date, the Agent will process such Borrowing Request and Application in accordance with its customary procedures and issue the requested Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a

Letter of Credit prior to the issuance thereof. The Agent will notify each Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit shall have an expiration date no later than the earlier of (i) one (1) year after the issuance date for such Letter of Credit and (ii) December 31, 2001; PROVIDED THAT if any Letter of Credit issued pursuant to this Section 2.2 shall have any expiration date that is later than the Maturity Date applicable to Revolving Loans, then the Borrower shall be required to deposit with the Agent as cash collateral for such Letter of Credit an amount equal to the full amount then available for drawing under such Letter of Credit (plus an amount equal to the maximum projected amount of Letter of Credit fees due and payable with respect to such Letter of Credit under Section 3.1(b) for the period from the Maturity Date applicable to Revolving Loans through the expiration date for such Letter of Credit), such deposit to be made in accordance with the terms of Section 7.4. The Agent agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower subject to the conditions precedent for all Loans of Section 4.2 and the other terms and conditions of this Section 2.2.

      (c)   THE BORROWER'S REIMBURSEMENT OBLIGATIONS.

            (i) The Borrower hereby irrevocably and unconditionally agrees to reimburse the Agent, for the ratable benefit of the Lenders, for each payment or disbursement made by the Agent to settle its obligations under any draft drawn under a Letter of Credit (each, a "REIMBURSEMENT OBLIGATION") within two (2) Business Days from when such draft is paid with either funds not borrowed hereunder or with a Borrowing subject to Section 2.4 and the other terms and conditions contained in this Agreement. The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until (but excluding the date) the Reimbursement Obligation is paid at the lesser of the (A) Highest Lawful Rate and (B) the Base Rate plus the Applicable Margin so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in Section 2.7. If any such payment or disbursement is reimbursed to the Agent after 1:30 p.m. on the date such payment or disbursement is made by the Agent, interest shall be paid on the reimbursable amount for one (1) day. The Agent shall give the Borrower notice of any drawing on a Letter of Credit within one (1) Business Day after receipt of any draft drawn under a Letter of Credit.

            (ii) The Borrower agrees for the benefit of the Agent and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.2(c) and each applicable Application shall be absolute, unconditional and irrevocable (subject to Section 2.2(b)) and shall be performed strictly in accordance with the terms of this Agreement and each applicable Application under all circumstances whatsoever INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED UPON THE AGENT'S OR ANY LENDER'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender), including, without limitation, the following circumstances:

                  (1) any lack of validity or enforceability of any of the L/C Documents;

                  (2) the existence of any claim, setoff, defense or other right the Borrower or any Subsidiary may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

                  (3) any statement or any other document presented under a
            Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent;

                  (4) payment by the Agent under a Letter of Credit against
            presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, PROVIDED THAT the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

                  (5) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this
            Section 2.2(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder or under any L/C Document, PROVIDED THAT such act or omission of the Agent or any Lender did not constitute gross negligence or willful misconduct of the Agent or any Lender.

      (d) THE PARTICIPATING INTERESTS. Each Lender severally and not jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Revolving Share, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.2(c) and 2.4(c), or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Lender, and the Agent shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Agent to the extent it is also a Lender) shall pay to the Agent an amount equal to such Lender's Revolving Share of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 1:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to pay timely such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Lender at a rate per annum equal to the Base Rate plus the Applicable Margin in effect for each such day and only after such payment shall such Lender be entitled to receive its Revolving Share of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. The several obligations of the Lenders to the Agent under this Section 2.2(d) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment any Lender may have or have had against the Borrower, the Agent, any other Lender or any other Person whatsoever including, but not limited to, any defense based on the failure of the demand for payment under the Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit and INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE AGENT'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Revolving Credit Commitment of a Lender, and each payment by a Lender under Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

      Section 2.3. TYPES OF LOANS AND MINIMUM BORROWING AMOUNTS. Borrowings of Loans may be outstanding as either Base Rate Loans or Eurodollar Loans, as selected by the Borrower pursuant to Section 2.4. All Borrowings advanced on the Effective Date shall be advanced as Base Rate Loans unless the requisite notice for a Eurodollar Loan has been given pursuant to Section 2.4(a) and indemnification is given by the Borrower to the Agent and the Lenders satisfactory to the Agent and the Lenders for any breakage fees incurred. Each Borrowing of Base Rate Loans and Eurodollar Loans shall be in an amount of not less than $500,000.

      Section 2.4.      MANNER OF BORROWING.

      (a) NOTICE TO THE AGENT. The Borrower shall give notice to the Agent by no later than 12:00 noon (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans, and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans pursuant to a duly executed Borrowing Request from an Authorized Officer, PROVIDED THAT the Borrower may give telephonic notice of such request so long as a duly executed Borrowing Request is promptly thereafter delivered or telecopied to the Agent. The Loans included in each Borrowing shall bear interest initially at the Type of rate specified in the Borrowing Request with respect to such Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of interest rate borne by each Borrowing or, subject to Section 2.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.11; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period specified by the Borrower on any Business Day. The Borrower may select multiple Interest Periods for the Loans constituting any particular Borrowing, PROVIDED THAT at no time shall the number of different Interest Periods for outstanding Eurodollar Loans exceed ten (10) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods and (y) all Interest Periods commencing on the same date and of the same duration shall be counted as one Interest Period regardless of the number of Borrowings or Loans involved). Notices of the continuation of a

Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon at least three (3) Business Days with respect to continued or new Eurodollar Loans before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, the Type and Class of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an Authorized Officer without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

      (b) NOTICE TO THE LENDERS. The Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to Section 2.4(a) relating to a Borrowing. The Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Eurodollar Loans (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

      (c) BORROWER'S FAILURE TO NOTIFY. If the Borrower fails to give notice pursuant to Section 2.4(a) of (i) the continuation or conversion of any outstanding principal amount of a Borrowing by way of Eurodollar Loans or of
(ii) a Borrowing by way of Loans to pay outstanding Reimbursement Obligations, and has not notified the Agent by 12:00 noon at least three (3) Business Days before the last day of the Interest Period for any Borrowing of Eurodollar Loans or by the day such Reimbursement Obligation becomes due, that it intends to repay such Borrowing or such Reimbursement Obligation with funds not borrowed hereunder, the Borrower shall be deemed to have requested, as applicable, (x) the continuation of such Borrowing as a Base Rate Loan or (y) the advance of a new Borrowing of Base Rate Loans under the Revolving Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing pursuant to this subclause (y) shall be deemed to have been funded on such date by the Lenders in accordance with Section 2.1(a) and to have been applied on such day to pay the Reimbursement Obligation then due, in each case so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowings set forth in Section 4.2. Upon the occurrence and during the continuance of any Default or Event of Default, (i) each Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Lenders to make, continue or convert Loans into, Eurodollar Loans shall be suspended.

      (d) DISBURSEMENT OF LOANS. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall make available its Loan comprising its ratable share of such Borrowing in funds immediately available in Chicago, Illinois for the benefit of the Agent and according to the disbursement instructions of the Agent. The Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by Borrower) on such date. In the event that any Lender does not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day), PROVIDED THAT acceptance by the Borrower of any such late amount shall not be deemed a waiver by the Borrower of any rights it may have against such Lender. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

      (e AGENT RELIANCE ON LENDER FUNDING. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum, equal to the Agent's cost of funds. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

      Section 2.5. INTEREST PERIODS. As provided in Section 2.4(a), at the time of each request for the advance or continuation of, or conversion into, a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Eurodollar Loans from among the available options subject to the limitations in Section 2.4(a); PROVIDED, HOWEVER:

            (i the Borrower may not select an Interest Period for a Borrowing of Eurodollar Loans of any Class that extends beyond the applicable Maturity Date for such Class of Loans;

            (ii the Borrower may not select any Interest Period for any Term Loans which ends after any principal repayment date set forth in Section 2.6(d)(ii) unless, after giving effect to such selection, the aggregate unpaid principal amount of Term Loans that are Base Rate Loans and Term Loans having Interest Periods which end on or before such principal repayment date shall be at least equal to the amount of Term Loans due and payable on or before such date;

            (iii Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

            (iv whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day or reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

            (v for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if such Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

      Section 2.6.      PAYMENTS.

      (a INTEREST ON BASE RATE LOANS. Each Base Rate Loan shall bear interest (computed on the basis of a 365/366-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurodollar Loan in accordance with Section 2.4(a) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate from time to time in effect plus the Applicable Margin, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Eurodollar Loan in accordance with
Section 2.4(a).

      (b INTEREST ON EURODOLLAR LOANS. Each Eurodollar Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with Section 2.4(a) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Adjusted LIBOR Rate plus the Applicable Margin, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with Section 2.4(a).

      (c INTEREST RATE DETERMINATIONS. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall give prompt telephonic, telex or facsimile notice to the Borrower and each Lender of the interest rate applicable to each Loan or Reimbursement Obligation (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

      (d   PRINCIPAL ELEMENTS.

            (i REVOLVING LOANS. All outstanding principal of the Revolving Loans, together with all accrued and unpaid interest thereon and all other Obligations, shall be due and payable on the Maturity Date applicable to Revolving Loans.

            (ii TERM LOANS. The Borrower shall repay the Term Loans to the Lenders based on each Lender's Term Share in installments in the aggregate amounts and on the dates indicated as follows:

DATE                      AMOUNT
----                      ------
August 31, 1999          $500,000.00

September 30, 1999       $500,000.00

October 31, 1999         $666,666.67

November 30, 1999        $666,666.67

December 30, 1999        $666,666.67

January 31, 2000         $666,666.67

February 31, 2000        $666,666.67

March 31, 2000           $666,666.67

April 30, 2000           $833,333.33

May 31, 2000             $833,333.33

June 30, 2000            $833,333.33

July 31, 2000            $833,333.33

August 31, 2000          $833,333.33

September 30, 2000       $833,333.33

October 31, 2000         $1,000,000.00

November 30, 2000        $1,000,000.00

December 31, 2000        $1,000,000.00

January 31, 2001         $1,000,000.00

February 28, 2001        $1,000,000.00

March 31, 2001           $1,000,000.00

April 30, 2001           $1,000,000.00

May 31, 2001             $1,000,000.00

June 30, 2001            $17,000,000.00

      Section 2.7. DEFAULT RATES. If any payment of principal, interest or fees is not paid when due after the expiration of the grace period therefor provided in Section 7.1 (whether by acceleration or otherwise), such amount shall bear interest (computed on the basis of a year of 360 days for Eurodollar Loans or interest thereon and 365 or 366 days for unpaid fees, Base Rate Loans or interest thereon and actual days elapsed) from the date such payment was due until such amount then due is paid in full, payable on demand, (a) at a rate per annum for Eurodollar Loans equal to the lesser of (i) the Highest Lawful Rate, or (ii) the rate required to be paid on such Loan immediately prior to the occurrence of such Default plus two percent (2 %) per annum and (b) at a rate per annum for Base Rate Loans equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin plus two percent (2%) per annum. It is the intention of the Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Notes or to the Reimbursement Obligations (or, if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower); (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Notes or to the Reimbursement Obligations (or if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower); and (iii) if at any time the interest provided under the Notes or the Credit Agreement, together with any other fees payable pursuant to the Notes, the Credit Agreement or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to such Lender hereunder and thereunder below the Highest Lawful Rate until the total a-mount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect hereof; and in each case, to the extent permitted by applicable law, such Lender shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The Agent and the Lenders hereby elect to determine the applicable rate ceiling under Section
303.201 of the Texas Finance Code Ann. (Vernon 1998) by the weekly rate ceiling from time to time in effect, subject to the Agent and the Lenders' right subsequently to change such method in accordance with applicable law. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon 1998), regulating certain revolving credit accounts shall not apply to this Agreement or any of the Revolving Notes.

      Section 2.8.      OPTIONAL PREPAYMENTS.

      (a REVOLVING LOANS. The Borrower shall have the privilege of prepaying the Revolving Loans without premium or penalty in whole or in part at any time, PROVIDED THAT any prepayment of Base Rate Loans or Eurodollar Loans under this
Section 2.8(a) shall be in increments of $500,000 or, if less, the total outstanding principal amount of such Revolving Loans. If the Borrower is prepaying Revolving Loans, it shall give to the Agent notice of the date and amount of such prepayment no later than 12:00 noon at least three (3) Business Days before (or, in the case of a prepayment of Base Rate Loans, same day notice) the proposed prepayment date. All prepayments of Eurodollar Loans shall be accompanied by accrued interest thereon, together with any applicable breakage fees and funding losses pursuant to Section 2.11. The Borrower may direct the application of any optional prepayment hereunder to the Base Rate Loans or Eurodollar Loans outstanding.

      (b TERM LOANS. The Borrower shall have the privilege of prepaying the Term Loans without premium or penalty in whole or in part at any time, PROVIDED THAT any prepayment of Base Rate Loans or Eurodollar Loans shall be in increments of $500,000 or, if less, the total outstanding principal amount of such Term Loans. If the Borrower is prepaying any Term Loan, the Borrower shall give to the Agent notice of the date and amount of such prepayment no later than 12:00 noon (i) at least three (3) Business Days before the proposed prepayment date in the case of Eurodollar Loans and (ii) at least one (1) Business Day before the proposed prepayment date in the case of Base Rate Loans. All prepayments of Eurodollar Loans shall be accompanied by accrued interest thereon, together with any applicable breakage fees and funding losses pursuant to Section 2.11. The Borrower may direct the application of any optional prepayment hereunder to the Base Rate Loans or Eurodollar Loans outstanding. Each optional prepayment of Term Loans shall be applied to the future scheduled principal payments owing in respect of such Term Loans outstanding on a pro rata basis.

      Section 2.9.      MANDATORY PREPAYMENTS OF LOANS.

      (a   REVOLVING LOANS.

            (i0 If, on any date, the aggregate principal amount of the then outstanding Revolving Loans and L/C Obligations shall at any time for any reason exceed the lesser of (i) the Borrowing Base then in effect and (ii) the Revolving Credit Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the

Agent for the ratable benefit of the Lenders as a prepayment of the Revolving Loans and, if all Revolving Loans have been paid, a prepayment of Letters of Credit pursuant to the provisions of Section 7.4.

            (ii If the aggregate amount of all cash balances and deposits of the Borrower and its Subsidiaries as of the close of business on Friday of each calendar week (or, if such day is not a Business Day, the next preceding Business Day) exceeds $200,000, then the Borrower shall, prior to the close of business on the first Business Day of the subsequent calendar week, automatically and without any notice or demand, pay to the Agent for the ratable benefit of the Lenders the amount of such excess as a prepayment of the Revolving Loans.

            (iii Any mandatory prepayment of Revolving Loans or Letters of Credit pursuant to this Section 2.9(a) shall not be limited by the notice provision for prepayments set forth in Section 2.8, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Lenders of such required prepayment. Furthermore, each such prepayment shall be accompanied by the payment of all accrued and unpaid interest on the Revolving Loans prepaid (other than interest owing in respect of prepayments required pursuant to clause (ii) of this Section 2.9(a), which interest shall be paid monthly on the last day of each calendar month) and each such prepayment of Eurodollar Loans shall be accompanied by the payment of any applicable breakage fees and funding losses owing pursuant to Section 2.11.

      (b    TERM LOANS.

            (i Subject to the terms of the Intercreditor Agreement, the Borrower shall, if a Triggering Event shall have occurred and be continuing, prepay the Term Loans (A) by an amount equal to the Pro Rata Share of the Collateral Agent, the Agent and the Lenders in any Net Cash Proceeds from Assets received by the Borrower or any of its Subsidiaries from the Transfer of any assets permitted by clauses (b), (f) and (g) of Section 6.17, and (B) by an amount equal to the Pro Rata Share of the Collateral Agent, the Agent and the Lenders in any casualty proceeds received by the Collateral Agent pursuant to
Section 6.6, such prepayments in each case being due and payable on the date the Net Cash Proceeds from Assets are distributed by the Collateral Agent in accordance with Section 2.3(a) of the Intercreditor Agreement. In addition, and regardless of whether a Triggering Event shall have occurred and be continuing, the Borrower shall prepay the Term Loans by an amount equal to 75% of the Net Cash Proceeds from Issuances received by the Borrower or any of its Subsidiaries from (I) the sale or issuance of any capital stock of the Borrower or any such Subsidiary or (II) the issuance by such entities of any Debt subordinated to the Obligations hereunder, such prepayment being due and payable on the date such Net Cash Proceeds from Issuances are received

            (ii Any mandatory prepayment of Term Loans pursuant to this Section 2.9(b) shall not be limited by the notice provision for prepayments set forth in
Section 2.8, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Lenders of such required prepayment. Furthermore, each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Term Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.11.

      (c    APPLICATION OF TERM LOAN  PREPAYMENT.  Each  mandatory  prepayment of Term Loans shall be applied to future scheduled payments of such Term Loans in the inverse order of their maturity.

      Section 2.10.     NOTES.

      (ai The Revolving Loans outstanding to the Borrower from the Lenders shall be evidenced by promissory notes of the Borrower payable to each Lender in the form of EXHIBIT 2.10A (each such promissory note, together with any replacements thereof, a "REVOLVING NOTE"). Each holder of the Revolving Notes shall record on its books and records or on a schedule to the Revolving Notes the amount of each Revolving Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the Type of such Revolving Loan and, if a Eurodollar Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Revolving Note or on a schedule to its Revolving Note, shall be PRIMA FACIE evidence as to all such matters; PROVIDED, HOWEVER, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Revolving Loans outstanding to it hereunder, together with accrued interest thereon.

      (b The Term Loans outstanding to the Borrower from the Lenders shall be evidenced by promissory notes of the Borrower payable to each Lender in the form of EXHIBIT 2.10B (each such promissory note, together with any replacements thereof, a "TERM NOTE"). Each holder of the Term Notes shall record on its books and records or on a schedule to the Term Notes the amount of each Term Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the Type of such Term Loan and, if a Eurodollar Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Term Note or on a schedule to its Term Note, shall be PRIMA FACIE evidence as to all such matters; PROVIDED, HOWEVER, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Term Loans outstanding to it hereunder, together with accrued interest thereon.

      Section 2.11. BREAKAGE FEES. If any Lender incurs any loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders) as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

            (i any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

            (ii any failure to make a principal payment of a Eurodollar Loan on the due date therefor; or

            (iii any failure by the Borrower to borrow, continue, prepay or convert to a Eurodollar Loan on the date specified in a notice given pursuant to
Section 2.4(a),

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten (10) days of receipt of such certificate, the Borrower shall pay to such Lender the amount for such loss, cost or expense as documented in such certificate.

      Section 2.12. COMMITMENT TERMINATIONS. The Borrower shall have the right to, from time to time after the Term Loans have been paid in full, terminate or reduce the Revolving Credit Commitments without premium or penalty, in whole or in part. Any such termination shall require at least three (3) Business Days' prior and irrevocable written notice to the Agent (which notice shall indicate the date and amount of the Revolving Credit Commitments to be terminated), and any partial termination of Revolving Credit Commitments shall be required to be
(i) in an amount that is a multiple of $1,000,000 (or such lesser amount if the remaining Revolving Credit Commitments are less than $1,000,000) and (ii) allocated ratably among the Lenders in proportion to their respective Revolving Credit Commitments; provided, that the Revolving Credit Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of the then outstanding Revolving Loans plus the L/C Obligations. The Agent shall give prompt notice to each Lender of any such termination or reduction of the Revolving Credit Commitments. Any termination of Revolving Credit Commitments pursuant to this Section 2.12 is permanent and may not be reinstated.

SECTION 3.  FEES AND PAYMENTS.

      Section 3.1. FEES. (ai For the period from the Closing Date to and including the Revolving Credit Commitment Termination Date, the Borrower shall pay to the Agent, for the ratable account of the Lenders, a commitment fee of
 .50% per annum (computed on a basis of a 360-day year and for the actual days elapsed) on an amount equal to the average daily difference between (i) the Revolving Credit Commitment Amount and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans and L/C Obligations, such commitment fees to be calculated, for any day. Such fee shall be payable monthly in arrears commencing on August 31, 1999, and on the last day of each calendar month thereafter and on the Maturity Date applicable to the Revolving Loans, unless the Revolving Credit Commitment is terminated in whole on an earlier date, in which event the commitment fee for the period to but not including the date of termination shall be paid in whole on the date of such termination.

      (bi LETTER OF CREDIT FEES. Commencing upon the date of issuance or extension of any Letter of Credit and on the last day of each calendar month thereafter, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, monthly in arrears (pro rated, if necessary for any portion of such month) commencing August 31, 1999 and continuing thereafter until the expiration date for such Letter of Credit, a non-refundable fee equal to the face amount of such Letter of Credit times the Applicable Margin for Eurodollar Loans then in effect, calculated in each case on the basis of a 360-day year and for the actual days in the period; PROVIDED THAT the minimum fee for any Letter of Credit shall be $500. In addition, the Borrower shall pay to the Agent, solely for the Agent's account, reasonable administrative and amendment fees and expenses for Letters of Credit established by the Agent from time to time in accordance with its customary practices and as agreed between the Agent and the Borrower and the fronting fee described in the Fee Letter.

      (c    AGENT FEES.  The  Borrower  shall pay to the Agent the fees agreed to in the Fee Letter with the Agent and any other fees from time to time agreed to by the Borrower and the Agent.

      (d    LENDERS FEES.  The Borrower  shall pay to each Lender an amendment fee agreed to by the Borrower and such Lender in the Fee Letter with such Lender.

      Section 3.2. PLACE AND APPLICATION OF PAYMENTS. All payments of principal of and interest on the Loans and the Reimbursement Obligations and all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 1:30 p.m. on the due date thereof at the office of the Agent in Chicago, Illinois (or such other location as the Agent may designate to the Borrower for the benefit of the Lenders). Any payments received by the Agent from the Borrower after 1:30 p.m. shall be deemed to have been received on the next Business Day. The Agent will, on the same day each payment is received or deemed to have been received in accordance with this
Section 3.2, cause to be distributed like funds in like currency to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and Reimbursement Obligations and fees under Section 3.1, the Agent shall only be required to include such other Obligations that Lenders have certified to the Agent in writing are due to such Lenders.

      Section 3.3.      WITHHOLDING TAXES.

      (a PAYMENTS FREE OF WITHHOLDING. Except as otherwise required by law and subject to Section 3.3(b), each payment by the Borrower or any Guarantor to the Agent or any Lender under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Agent, taxes, assessments or other governmental charges:

            (i imposed on, based upon, or measured by its income, and branch profits, franchise and similar taxes imposed on it, by any jurisdiction in which the Agent or such Lender, as the case may be, is incorporated or maintains its principal place of business or Lending Office or which subjects the Agent or such Lender to tax by reason of a connection between the taxing jurisdiction and the Agent or such Leader (other than a connection resulting from the transactions contemplated by this Agreement);

            (ii imposed as a result of a connection between the taxing jurisdiction and the Agent or such Lender, as the case may be, other than a connection resulting from the transactions contemplated by this Agreement;

            (iii imposed as a result of the transfer by such Lender of its interest in this Agreement or any other Credit Document or a designation by such Lender of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of the Lender's interest in this Agreement or any Credit Document or designation of a new Lending Office);

            (iv imposed by the United States of America upon a Lender organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed or increased as a result of any change in applicable law, regulation or treaty (other than an) addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the date hereof, in the case of each Lender originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10), after the date on which it becomes a Lender; and

            (v which would not have been imposed but for (a) the failure of the Agent or any Lender, as the case may be, to provide (x) an Internal Revenue Service Form 1001 or 4224, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service pursuant to Section 3.3(b) below, or (y) any other certification, documentation or proof which could reasonably be requested by the Borrower, or (b) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Lender or the Agent to establish an exemption from such tax, assessment or other governmental charge is false

(all such non-excluded taxes, assessments or other governmental charges and liabilities being hereinafter referred to as "INDEMNIFIED TAXES"). If any such withholding is so required, the Borrower or such Guarantor, as applicable, shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Agent and each Lender is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that the Agent or such Lender (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any Indemnified Taxes, penalties or interest, the Borrower or such Guarantor, as applicable, shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If the Borrower or any Guarantor pays any Indemnified Taxes, penalties or interest, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower or such Guarantor (with such tax receipts to be promptly delivered when actually received), to the Agent or the Lender on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within ten (10) days of such payment.

      (b U.S. WITHHOLDING TAX EXEMPTIONS. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Closing Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person.

      (c REFUND OF TAXES. If any Lender or the Agent receives a refund of any Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower or any Guarantor has paid any amount pursuant to this Section 3.3 or
Section 10.3, such Lender or the Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower or such Guarantor.

SECTION 4.  CONDITIONS PRECEDENT.

      Section 4.1. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective and the Existing Credit Agreement shall be amended and restated as provided in this Agreement on the Effective Date when all conditions precedent have been met, all in form and substance satisfactory to the Agent and the Lenders, in sufficient number of signed counterparts, where applicable, to provide one for each Lender (except for the Notes, of which only one original shall be signed for each Lender) and executed, to the extent applicable, by an Authorized Officer of the Borrower or the Guarantors:

      (a   The Agent shall have received:

            (i   AGREEMENT.  This  Agreement  duly  executed by the Borrower, the Agent and each Lender.

            (ii  NOTES.  The duly executed Notes of the Borrower;

            (iii SECURITY AGREEMENTS; TRADEMARK AND PATENT SECURITY AGREEMENTS. Security Agreements executed by the Borrower and each Guarantor and Trademark and Patent Security Agreements executed by the Borrower and certain Guarantors pledging to the Collateral Agent for the benefit of the Agent, the Lenders and the Noteholders substantially all of the personal property assets of the Borrower and the Guarantors, together with UCC-1 financing statements, patent and trademark filings, and any other documents, agreements or instruments necessary or desirable in the Agent's sole reasonable discretion to create an Acceptable Security Interest in such Collateral;

            (iv PLEDGE AGREEMENTS. Pledge Agreements executed by the Borrower and the Guarantors as required by the Collateral Agent pledging to the Collateral Agent for the benefit of the Agent, the Lenders and the Noteholders,
(a) all of the capital stock of the Subsidiaries of the Borrower that are not Foreign Subsidiaries and (b) 65% of the capital stock of the Subsidiaries of the Borrower that are Foreign Subsidiaries, in each case together with stock certificates, stock powers executed in blank, UCC-1 financing statements and any other documents, agreements or instruments necessary or desirable in the Agent's sole reasonable discretion to create an Acceptable Security Interest in such pledged stock;

            (v GUARANTIES. (A) A duly executed amended and restated Subsidiary Guaranty or a Subsidiary Guaranty, as applicable in each case, from each Guarantor in substantially the form of EXHIBIT 4.1C;

            (vi INTERCREDITOR AGREEMENT. The duly executed Intercreditor Agreement in form and substance satisfactory to the Agent and the Lenders.

            (vii AMENDMENT TO THE SENIOR NOTE PURCHASE AGREEMENT. A duly executed Amendment to the Senior Note Purchase Agreement in form and substance satisfactory to the Agent and the Lenders.

            (viii CERTIFICATE OF OFFICERS OF BORROWER AND GUARANTORS. A certificate of the Secretary or Assistant Secretary and the President or Vice President of each of the Borrower and the Guarantors containing specimen signatures of the persons authorized to execute Credit Documents on such Person's behalf or any other documents provided for herein, together with (x) copies of resolutions of the Board of Directors of such Person authorizing the execution and delivery of the Credit Documents and of all other legal documents or proceedings taken by such Person in connection with the execution and delivery of the Credit Documents, (y) copies of such Person's Certificate or Articles of Incorporation, certified by the Secretary of State of such Person's jurisdiction of organization, and Bylaws and (z) a certificate of existence and good standing from the appropriate governing agency of such Person's jurisdiction of organization and, to the extent applicable, a certificate of qualification as a foreign corporation and of good standing from the state(s) where such Person conducts business;

            (ix  FEES.   Payment   of  the  fees  and  all   other   expenses
reasonably incurred through the date hereof then due and owing to the Agent and the Lenders pursuant to the terms of this Agreement;

            (x   INSURANCE  CERTIFICATE.  An insurance certificate describing in reasonable detail the insurance maintained by the Borrower and its Subsidiaries as required by the Credit Documents;

            (xi CERTIFICATE OF FINANCIAL CONDITION. A certificate of the Chief Financial Officer of the Borrower documenting the solvency of the Borrower and its Subsidiaries on a consolidated basis as of the Effective Date;

            (xii CONSENTS. Certified copies of all documents evidencing any necessary consents and governmental approvals taken or obtained by the Borrower and the Guarantors with respect to the Credit Documents;

            (xiii      OPINION OF COUNSEL.  The  opinion of Locke,  Liddell &
Sapp L.L.P., legal counsel to the Borrower and the Guarantors covering such matters as the Agent may reasonably require;

            (xiv CAPITAL   EXPENDITURES  BUDGET.  A  budget  of  the  Capital
Expenditures of the Borrower and its Subsidiaries for each of the fiscal quarters ending after the Closing Date through the fiscal quarter ending March 31, 2000;

            (xv VENDOR LEASE PLAN AGREEMENT. A copy of the executed Vendor
Lease Plan Agreement between the Borrower and First Sierra certified by an Authorized Officer of the Borrower as being true and correct and attaching all amendments, modifications, supplements and waivers to such agreement through the Closing Date; and

            (xvi OTHER DOCUMENTS. Such other documents as the Agent may reasonably request.

      (b All legal matters incident to the execution and delivery of the Credit Documents shall be reasonably satisfactory to the Agent.

      Section 4.2. CONDITIONS PRECEDENT TO ALL BORROWINGS. In the case of each advance of Borrowing hereunder (including the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit) the following conditions precedent shall have been satisfied (or waived in writing by the Majority Lenders or Lenders, as applicable, as required by Section 10.11):

      (a NOTICES. In the case of a Borrowing, the Agent shall have received the Borrowing Request required by Section 2.4, and in the case of the issuance, extension or increase of Letter of Credit, the Agent shall have received a duly completed Borrowing Request and Application for such Letter of Credit meeting the requirements of Section 2.2;

      (b REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Document shall be true and correct in all material respects as of the time of such new Borrowing, except as result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

      (c   NO  DEFAULT.  No Default or Event of Default  shall have  occurred and be continuing or would occur as a result of such Borrowing;

      (d NEW LITIGATION AND CHANGES IN PENDING LITIGATION. Since the Closing Date, no new litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings shall be pending or known to be threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and no material development (whether or not disclosed) shall have occurred in any litigation (including without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings previously disclosed, which could reasonably be expected to have a Material Adverse Effect;

      (e REGULATION U; OTHER LAWS. The Borrowings to be made by the Borrower shall no result in either the Borrower or the Lenders being in non-compliance with or in violation o Regulation U of the Board of Governors of the Federal Reserve System and shall not be prohibited by any other legal requirement (including Regulations T and X of the Board of Governors of the Federal Reserve System) imposed by the banking laws of the United States of America, and shall not otherwise subject the Lenders to a penalty or other onerous conditions under or pursuant to any legal requirement; and

      (f MATERIAL ADVERSE EFFECT. There has occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect.

Each request for the advance of a Borrowing and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, or issuance of, increase in the amount of, or extension of the expiration date of, such Letter of Credit that all conditions precedent to such Borrowing have been satisfied or fulfilled unless the Borrower gives to the Lenders written notice to the contrary, in which case the Lenders shall not be required to fund such advances and the Lenders shall not be required to issue, increase the amount of or extend the expiration date of such Letter of Credit unless the Lenders shall have previously waived in writing such non-compliance. In the event that any of the conditions specified in Section 4.2(c) are not satisfied, the Borrower may not convert any Base Rate Loan into a Eurodollar Loan or continue any Eurodollar Loan and may only convert or continue any Eurodollar Loan into or as a Base Rate Loan in accordance with Section 2.4(a) hereof and subject to the applicability of the provisions of Section 2.7 regarding default rates of interest. Further, in such case, any Eurodollar Loan which has not been accelerated pursuant to the terms hereof shall automatically convert into a Base Rate Loan at the end of the applicable Interest Period unless prior to such time, the conditions specified in Section 4.2(c) shall have been satisfied or waived pursuant to the terms hereof.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Lenders and the Agent as follows:

      Section 5.1.      CORPORATE ORGANIZATION.

      (a The Borrower and each of its Subsidiaries (i) is a duly incorporated and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization, (ii) has all necessary corporate power (or comparable power, in the case of a Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its business, and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

      (b As of the Closing Date, the Borrower has no Subsidiaries and owns no interest in any joint venture or other entity other than as listed in Schedule 5.1.

      Section 5.2. CORPORATE POWER AND AUTHORITY; VALIDITY. Each of the Borrower and the Guarantors has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Borrower and the Guarantors has duly executed and delivered each such Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' right generally and by general principles of equity, regardless of whether in a proceeding in equity or a law.

      Section 5.3. NO VIOLATION. Neither the execution, delivery nor performance by the Borrower or any of the Guarantors of the Credit Documents to which it is a party nor compliance by any of such Persons with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of it properties or assets are bound or to which it may be subject, or (iii) violate or conflict with any provision of the Certificate or Articles of Incorporation or Bylaws or other charter documents of such Person.

      Section 5.4. LITIGATION. There are no lawsuits (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings pending or, to the best knowledge of the Borrower, threatened, involving the Borrower or any of its Subsidiaries except as disclosed in Schedule 5.4 and except for such lawsuits or other proceedings which are not reasonably expected to have a Material Adverse Effect.

      Section 5.5. USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Revolving Loans may only be used to provide working capital and for general corporate purposes (including the issuance of Letters of Credit) of the Borrower, the Guarantors and their respective Subsidiaries and to refinance Debt of the Borrower or its Subsidiaries existing under the Existing Credit Agreement. The proceeds of the Term Loans may only be used to refinance Debt of the Borrower or its Subsidiaries existing under the Existing Credit Agreement. Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "MARGIN STOCK" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to extend credit for the purpose of purchasing or carrying any "MARGIN STOCK," or for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.

      Section 5.6. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "INVESTMENT COMPANY" or a company "CONTROLLED" by an "INVESTMENT COMPANY," within this meaning of the Investment Company Act of 1940, as amended.

      Section 5.7. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of it Subsidiaries is a "HOLDING COMPANY," or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," or an "AFFILIATE" of a "HOLDING COMPANY" or of a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 5.8. TRUE AND COMPLETE DISCLOSURE. All factual information heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Agent or any of the Lenders in connection with any Credit Document or any transaction contemplated therein is, and all other such factual information hereafter furnished by any such Persons in writing to the Lenders in connection herewith, any of the other Credit Documents or the Loans will be, true and accurate in all material respects, taken as a whole, on the date of such information (or, if such information does not relate to a specific date, on the date of delivery of such information) and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information was provided.

      Section 5.9. FINANCIAL STATEMENTS. The financial statements heretofore delivered to the Lenders for the Borrower's fiscal year ended December 31, 1998 and the Borrower's fiscal quarter ended March 31, 1999, have been prepared in accordance with GAAP, applied on a basis consistent, except as otherwise noted therein, with the Borrower's, financial statements for the previous fiscal year. Each of such annual and quarterly financial statements fairly presents on a consolidated basis the financial position of the Borrower, as of the dates thereof, and the results of operations for the periods covered thereby, subject in the case of interim financial statements, to normal year-end adjustments and omission of certain footnotes as permitted by the SEC. As of the Closing Date, the Borrower and its Subsidiaries, considered as a whole, have no material contingent liabilities or material Debt required under GAAP to be disclosed in a consolidated balance sheet of the Borrower that were not disclosed in the financial statements referred to in this Section 5.9 or in the notes thereto or disclosed in writing to the Agent.

      Section 5.10. NO MATERIAL ADVERSE CHANGE. There has occurred no event or effect since December 31, 1998, other than as disclosed in the Borrower's financial projections dated July 27, 1999, provided to the Agent, that has had, or to the best knowledge of the Borrower could reasonably be expected to have, a Material Adverse Effect.

      Section 5.11. LABOR CONTROVERSIES. There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

      Section 5.12. TAXES. The Borrower and its Subsidiaries have filed all federal tax returns and all other material tax returns required to be filed, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP. No tax liens have been filed and no claims are being asserted for Taxes except to the extent that such liens or claims, in the aggregate, could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

      Section 5.13. ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA other than liability for continuation coverage described in Part 6 of Title I of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect.

      Section 5.14. CONSENTS. All consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the Borrowings hereunder, on the date of each such Borrowing, have been obtained or made and are or will be in full force and effect.

      ection 5.15. CAPITALIZATION. All outstanding shares of the Borrower and its Subsidiaries have been duly and validly issued, and are fully paid and nonassessable.

      Section 5.16. OWNERSHIP OF PROPERTY. The Borrower and its Subsidiaries have good and marketable title to or a valid leasehold interest in all of their respective property except to the extent, in the aggregate, no Material Adverse Effect could reasonably be expected to result from the failure to have such title or interest, free and clear of any Liens except Permitted Liens. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks and trade names, free of any burdensome restrictions, that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own or hold such licenses could not reasonably be expected to have a Material Adverse Effect.

      Section 5.17. COMPLIANCE WITH STATUTES. The Borrower and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and have all necessary permits, licenses and other necessary authorizations with respect to the conduct of their businesses and the ownership and operation of their properties except where the failure to so comply or hold such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      Section 5.18.     ENVIRONMENTAL MATTERS.

      (a) The Borrower and its Subsidiaries are in compliance with, and on the date of each Borrowing will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect and as set forth on Schedule 5.18. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries except for such Environmental Claims which could not reasonably be expected to have a Material Adverse Effect and as set forth on Schedule 5.18. To the best knowledge of the Borrower, there are no conditions or occurrences on any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any property owned or operated by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law except for any such condition or occurrence described in clauses (i) or (ii) which could not reasonably be expected to have a Material Adverse Effect.

      (b) To the best knowledge of the Borrower (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries in a matter that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect.

      Section 5.19. DIVIDEND RESTRICTIONS. None of the Subsidiaries of the Borrower is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions on its capital stock by any such Subsidiary.

      Section 5.20.     YEAR 2000 COMPLIANCE.

      (a) The Borrower has (i) begun analyzing its business and operations and each of its Subsidiaries and Affiliates' business and operations that could be adversely affected by failure to become Year 2000 compliant (that is, the risk that computer applications, imbedded microchips and other systems used by the Borrower or any of its Subsidiaries or Affiliates will be able to perform properly date sensitive functions prior to and after December 31, 1999), (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its Subsidiaries and Affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.

      (b) The Borrower reasonably believes that any suppliers, vendors, and customers that are material to its operations or the operations of its Subsidiaries and Affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.

      Section 5.21. INSURANCE. The Borrowers and its Subsidiaries carry insurance with reputable insurers in respect of such of their respective assets and properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

SECTION 6.  COVENANTS.

      The Borrower covenants and agrees that, so long as any Note, Letter of Credit, Reimbursement Obligation or any other Obligation is outstanding or any Commitment is outstanding hereunder:

      Section 6.1. CORPORATE EXISTENCE. The Borrower and its Subsidiaries will preserve and maintain their existence except (i) for the dissolution of any Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries, and (ii) as otherwise expressly permitted herein.

      Section 6.2. MAINTENANCE OF EQUIPMENT. The Borrower and its Subsidiaries will maintain, preserve and keep their material plants, properties and equipment necessary to the proper conduct of their businesses in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment are reasonably preserved and maintained; PROVIDED, HOWEVER, that nothing in this Section 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of the Borrower or any such Subsidiary, as applicable, desirable in the conduct of its business and not materially disadvantageous to the Lenders.

      Section 6.3. TAXES. The Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against them or their properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

      Section 6.4. ERISA. Each of the Borrower and its Subsidiaries will promptly pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien, against any properties or assets of the Borrower and its Subsidiaries and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA, so long as the event thereunder cannot reasonable be foreseen to have a Material Adverse Effect on any of the Borrower or its Subsidiaries), other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the Borrower's or any of its Subsidiaries' intention to terminate or withdraw from any Plan; and (iv) the occurrence of any event that could result in the incurrence of any material liability fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary in connection with any post-retirement benefit under a welfare plan benefit (as defined in ERISA)

      Section 6.5. BURDENSOME RESTRICTIONS, ETC. Promptly upon the existence or occurrence thereof, the Borrower shall give to the Agent written notice of the existence or occurrence of (i) any contractual obligation or the adoption of any new requirement of law which could reasonably be expected to have a Material Adverse Effect, and (ii) the existence or occurrence of any strike, slow down or work stoppage which could reasonably be expected to have a Material Adverse Effect.

      Section 6.6.      INSURANCE.

      (a) POLICIES AND CERTIFICATES. Each of the Borrower and its Subsidiaries will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar assets and properties in the same general areas in which the Borrower and its Subsidiaries operate. The Borrower and each of its Subsidiaries will also insure employers' and public and product liability risks with responsible insurance companies, all as reasonably acceptable to the Collateral Agent. The Borrower will (i) on the Closing Date, (ii) on or before January 31st of each calendar year commencing January 31, 2000 and (iii) upon the request of the Collateral Agent, furnish a certificate from the Borrower's insurance agent(s) setting forth the nature and extent of the insurance maintained pursuant to this Section 6.6 and providing that such agent will provide fifteen (15) days' advance written notice to the Collateral Agent prior to cancellation of any such insurance. In addition, upon the request of the Collateral Agent, the Borrower will deliver to the Collateral Agent copies of the underlying policies (as they are available), and evidence that the premiums have been paid before termination of any insurance policies representing such insurance. If such insurance is not maintained in full force and effect, the Collateral Agent at its option may procure such insurance at the Borrower's and its Subsidiaries' expense. All policies representing property insurance shall name the Collateral Agent as loss payee in a form reasonably satisfactory to the Collateral. All policies representing liability insurance shall name the Collateral Agent, for the benefit of itself, the Agent, the Lenders and the Noteholders, as an additional named insured party in a form reasonably satisfactory to the Collateral Agent.

      (b) NOTICE OF CASUALTY EVENTS, ETC. Promptly upon obtaining knowledge thereof, the Borrower and its Subsidiaries shall notify the Collateral Agent of any material casualty to the Collateral, including all casualties to the Collateral where the aggregate damage to the Collateral could reasonably be expected to exceed $1,000,000. With respect to any potential claims under any property insurance maintained by the Borrower and its Subsidiaries in excess of such amount, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may, but shall not be required to, make proof of loss under, settle and adjust any claims under, and receive the proceeds under any such property insurance or direct the Debtor (as defined in each Security Agreement) to take such actions at the direction of the Collateral Agent , and the reasonable expenses incurred by the Collateral Agent in the adjustment and collection of such proceeds shall be paid by the Borrower and its Subsidiaries. The Collateral Agent shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds.

      (c) PAYMENTS. With respect to any casualty to the Collateral, after the occurrence and during the continuance of an Event of Default, all proceeds of such casualty, including any property insurance proceeds, proceeds from actions, and any other proceeds, whether or not above the amounts specified above, are assigned to the Collateral Agent and shall be paid directly to the Collateral Agent and applied in accordance with paragraph (d) below. In the event that any such proceeds are paid to the Borrower or any of its Subsidiaries in violation of the foregoing, the Borrower or such Subsidiary shall hold the proceeds in trust for the Collateral Agent, segregate the proceeds from the other funds of the Borrower or such Subsidiary, and promptly pay the proceeds to the Collateral Agent with any necessary endorsement. Upon the request of the Collateral Agent, after the occurrence and during the continuance of an Event of Default, each of the Borrower and its Subsidiaries shall execute and deliver to the Collateral Agent any additional assignments and other documents as may be necessary or desirable to enable the Collateral Agent to directly collect the proceeds.

      (d) APPLICATION OF PROCEEDS. With respect to the proceeds of any casualty required to be paid to the Collateral Agent hereunder, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, either disburse the proceeds to the Borrower or any of its Subsidiaries for the purpose of repairing, replacing, and restoring the damaged collateral or retain the proceeds until a Triggering Event shall have occurred and be continuing and thereafter apply such proceeds as provided for in Sections
2.3 and 2.6 of the Intercreditor Agreement.

      Section 6.7.      FINANCIAL REPORTS AND OTHER INFORMATION

      (a) The Borrower and its Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries as the Lenders may reasonably request; and, without any request, will furnish to the Lenders:

            (i) within 45 days after the end of each calendar month (except in the case of December, within 60 days after the end of such calendar month), (A) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such calendar month and the related consolidated statements of income and of cash flows for such calendar month and for the portion of the fiscal year ended with the last day of such calendar month, all of which shall be in reasonable detail or in the form filed with the SEC and certified by the Chief Financial Officer of the Borrower that they, to the best of his or her knowledge after due inquiry, fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end or quarter-end, as applicable, adjustments and the omission of any footnotes as permitted by the SEC; (B) a report detailing the aggregate Capital Expenditures and asset dispositions by the Borrower and its Subsidiaries during such calendar month together with details regarding (I) each individual Capital Expenditure in excess of $100,000 made during such month, (II) each asset disposition in excess of $100,000 occurring during such month, and (III) each Capital Expenditure made in connection with a YMS Room during such month; and (C) for each calendar month that is the last month of a fiscal quarter, a report comparing the financial results of such fiscal quarter then ended to the budgeted projections (furnished pursuant to Section 6.7(a)(iii)) for such quarter together with an explanation of any variances;

            (ii) within 90 days after the end of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating (in substantially the form prepared prior to the Closing Date) statements of income and changes in stockholders equity and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm (except for the consolidating statements described herein) and in the form filed with the SEC (delivery to the Agent of a copy of the Borrower's Form 10-K filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection with respect to the required consolidated financial statements only subject to Section 6.7(b));

            (iii) On or before March 31, 2000, (A) a projection of Borrower's consolidated balance sheet and consolidated income and cash flows for the five fiscal quarters ending after such date and (B) a quarterly consolidated Capital Expenditures projection of the Borrower for each of such five fiscal quarters;

            (iv) as soon as possible and in any event by the first day of each calendar month, a projection of Borrower's cash flows for such calender month detailing on a weekly basis for such calendar month the projected cash inflow and cash outflow of the Borrower and its Subsidiaries during such calendar month;

            (v) as soon as possible and in any event no later than the second Business Day of each calendar week, a weekly report detailing the actual cash inflow and outflow of the Borrower and its Subsidiaries and also comparing such actual cash inflow and outflow to the projected cash inflow and outflow of the Borrower and its Subsidiaries for the immediately preceding calendar week; and

            (vi) within ten (10) days after the sending or filing thereof, copies of all financial statements, reports, notices and proxy statements that the Borrower sends to its stockholders generally or files with the SEC that are publicly available.

      (b) Each financial statement furnished to the Lenders pursuant to subsections (i) and (ii) of Section 6.7(a) shall be accompanied by (i) a written certificate signed by the Borrower's Chief Financial Officer to the effect that
(x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lenders, and the financial statements furnished therewith to the best of his or her knowledge after due inquiry, fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and they have been prepared in accordance with GAAP, subject, if applicable, to normal year-end adjustments and the omission of any footnotes as permitted by the SEC, and (ii) a Compliance Certificate in the form of EXHIBIT 6.7A showing the Borrower's compliance with the financial covenants set forth herein.

      (c) As soon as available and in any event within 25 days after the end of each calendar month, the Borrower will deliver to the Agent, (i) a Borrowing Base Certificate in the form of EXHIBIT 6.7B executed by an Authorized Officer of the Borrower calculating the Borrowing Base then in effect as of the end of such calendar month and (ii) an accounts receivable aging summary as of the end of such calendar month with respect to the Borrower's and its Subsidiaries' accounts receivable, which summary shall be certified by an Authorized Officer of the Borrower.

      (d) Promptly after obtaining knowledge of any of the following, the Borrower will provide the Agent with written notice in reasonable detail of: (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the borrower or any of its subsidiaries that if adversely determined could reasonably be expected to have a Material Adverse Effect; (ii) any condition or occurrence on any property owned or operated by the Borrower or any of its subsidiaries that results in noncompliance by the Borrower or any of its Subsidiaries with any environmental Law that could reasonably be expected to have a Material Averse Effect; and
(iii) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

      (e) The Borrower will promptly and in any event, within five (5) days after an officer of the Borrower has knowledge thereof, give written notice to the Agent of: (i) any pending or threatened litigation or proceeding against the Borrower or any of its Subsidiaries asserting any claim or claims against any of same in excess of $1,000,000 in the aggregate or that could reasonably be expected to have a Material Adverse Effect; (ii) the occurrence of any Default or Event of Default; (iii) any circumstance that could reasonably be expected to have a Material Adverse Effect; and (iv) any event which could reasonably be expected to result in a breach of Sections 6.23, 6.24, 6.25, 6.26 or 6.27.

      (f) The Borrower will promptly notify the Agent in the event the Borrower determines that any computer application which is material to its operations or the operations of any of its Subsidiaries, Affiliates, material vendors, suppliers or customers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.

      (g) The Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to this Section 6.7.

      Section 6.8. LENDERS' INSPECTION RIGHTS. Upon reasonable notice from any of the Leaders, the Borrower will permit the Agent or any of the Lenders (and such Persons as the Agent or any Lender may designate), during normal business hours following reasonable notice to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provisions, the Borrower authorizes such accountants to discuss with the Agent and the Lenders, and such Persons as the Agent or any Lender may designate, the affairs, finances and accounts of the Borrower and its Subsidiaries PROVIDED THAT the Borrower has the opportunity to be present at such discussions), all at such reasonable times and as often as may be reasonably requested. Any such inspection shall be at the expense of the Borrower up to one (1) time a year, and if conducted any more frequently, at the expense of the Agent or the Lender conducting such inspection unless a Default or Event of Default shall have occurred and be continuing, in which event such inspection shall be at the expense of the Borrower. In addition, the Borrower and its Subsidiaries shall permit (i) the Agent to, at any time (and at least semi-annually) in the Agent's discretion and at the Borrower's expense, perform a collateral audit of the properties and assets of the Borrower and its Subsidiaries and (ii) a business consultant selected by the Agent to, at any time and at the Borrower's expense, evaluate the business activities of the Borrower and its Subsidiaries.

      Section 6.9. CONDUCT OF BUSINESS. The Borrower and its Subsidiaries (except as provided in this Section 6.9) will not engage in any line of business other than death care and memorial related services and products businesses and any complimentary businesses thereto (each, a "PERMITTED BUSINESS"). None of the Special Purpose Subsidiaries will engage in any line of business other than (i) with respect to T.Y.G. Company, the cash and investment management business for the Borrower and its Subsidiaries, and (ii) with respect to all other Special Purpose Subsidiaries, the business of acting as an intellectual property holding company for the Borrower and its Subsidiaries. Additionally, none of such Special Purpose Subsidiaries will incur any Debt other than Debt related to tax liabilities. Finally, the Borrower shall not own, create or acquire any other Subsidiaries for the purpose of performing the actions described in clauses (i) and (ii) above, other than the Special Purpose Subsidiaries.

      Section 6.10. NEW SUBSIDIARIES. The Borrower shall cause any direct or indirect Subsidiary which is formed or acquired after the Closing Date to, within five (5) days following the formation or acquisition of such Subsidiary, execute and deliver to the Agent (with sufficient originals for each applicable Lender) any or all of the following documents requested by the Agent or any
Lender: a Subsidiary Guaranty in the form of the attached EXHIBIT 4.1C, a Security Agreement in the form of the attached EXHIBIT 4.1A as applicable, a Pledge Agreement in the form of the attached EXHIBIT 4.1B, as applicable (and such other Security Documents and the Agent or any Lender may reasonably request), and such evidence of corporate authority to enter into such Subsidiary Guaranty, Security Agreement, Pledge Agreement and other Security Documents as the Agent may reasonably request.

      Section 6.11.     RESTRICTIONS ON REDEMPTION; DIVIDENDS.

      (a) The Borrower shall not redeem, purchase or otherwise acquire any shares of its capital stock or declare or pay any dividends on its capital stock (other than dividends paid in kind) or make any distribution or payment to shareholders, or set aside funds for any such purpose, except that, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, the Borrower may pay cash dividends on its common stock in an annual amount not to exceed, on a per share basis, the annual per share amount paid in fiscal year ended in 1998 (but in no event shall the aggregate amount of all dividends paid in any fiscal year exceed the lesser of
(i) $1,500,000 and (ii) an amount equal to 50% of the Consolidated Net Income of the Borrower during the preceding fiscal year); and

      (b) Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owed by the Borrower or to pay any Debt owed to the Borrower, or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except in either case for restrictions existing under or by reason of applicable law, this Agreement and the other Credit Documents.

      Section 6.12. RESTRICTIONS ON FUNDAMENTAL CHANGES. Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock, except:

      (a) the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Borrower (other than YCF) or the Borrower, in each case so long as the Borrower shall be the surviving entity to any such merger or consolidation if the transaction is with the Borrower;

      (b) subject to the requirements of Section 6.10, the Borrower or any of its Subsidiaries may form new Subsidiaries; and

      (c) the Borrower and its Subsidiaries may issue additional capital stock or ownership interests so long as there is no scheduled mandatory redemption or scheduled liquidating distribution of any such stock or interest before the Maturity Date with respect to the Revolving Loans.

      Section 6.13. ENVIRONMENTAL LAWS. The Borrower and its Subsidiaries shall comply with all Environmental Laws (including, without limitation, obtaining and maintaining all necessary permits, licenses and other necessary authorizations) applicable to or affecting the properties or business operations of the Borrower or any of its Subsidiaries except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

      Section 6.14. LIENS. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind except the following (collectively, the "PERMITTED LIENS"):

      (a)   Liens   securing   the   Obligations   pursuant  to  the  Security
Documents;

      (b) Liens securing the Obligations (as defined in the Senior Note Purchase Agreement) pursuant to the Security Documents;

      (c) Liens arising in the ordinary course of business by operation of law in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party or other deposits required to be made in the ordinary course of business; PROVIDED THAT in each case the obligation secured is not for Debt and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

      (d) mechanics', workmen, materialmen, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

      (e) inchoate Liens under ERISA and Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

      (f) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; PROVIDED that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $1,000,000 at any one time outstanding and PROVIDED FURTHER there is adequate assurance, in the reasonable opinion of the Lenders, that the insurance proceeds, if any, attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding if necessary to remove such Liens;

      (g) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

      (h) encumbrances (other than to secure the payment of Debt), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

      (i) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business;

      (j) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries;

      (k) Liens securing Capitalized Lease Obligations or purchase money debt permitted by Section 6.15(g) on any assets acquired; and

      (l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (k), PROVIDED THAT the principal amount of Debt secured thereby (other than with respect to subsection (a) above) does not exceed the initial principal amount secured, and such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced.

In the event that any property of the Borrower or any Subsidiary is subjected to a Lien in violation of this Section 6.14, then immediately, and in any event within ten days, the Borrower will make or cause to be made provision whereby the Obligations will be secured equally and ratably with all other obligations secured thereby, and in any case the Obligations shall have the benefit, to the full extent that, and with such priority as, the Agent, the Lenders and any swap counterparty under an Interest Rate Protection Agreement (each such Person being a "Loan Party") may be entitled thereto under applicable law, of an equitable Lien on such property securing the Obligations. In the event that the Borrower obtains the full and final release of any Lien on any property of the Borrower or any Subsidiary arising in violation of this Section 6.14, (A) any related equitable Lien on such property arising under or in accordance with this paragraph shall be automatically, without any affirmative action on any Loan Party's part, released, and (B) any related contractual Lien on such property granted under or in accordance with this paragraph shall promptly (and in any event within five Business Days) be released by the Loan Parties executing and delivering to the Borrower, at the Borrower's expense, releases sufficient to fully release such contractual Liens. Compliance with this paragraph shall not constitute a cure or waiver of any Default or Event of Default caused by any property of the Borrower or any of its Subsidiaries becoming subject to a Lien in violation of this Section 6.14.

      Section 6.15. DEBT. The Borrower and its Subsidiaries shall not contract, assume or suffer to exist any Debt (including, without limitation, any Contingent Obligations), except:

      (a)   Debt under the Credit Documents;

      (b) Debt existing on the Closing Date and described on Schedule 6.15; PROVIDED that, the aggregate principal amount of such Debt may not be increased;

      (c) unsecured intercompany loans and advances from the Borrower to any of its Subsidiaries (other than YCF) and unsecured intercompany loans and advances from any of such Subsidiaries to the Borrower or any other Subsidiaries of the Borrower (other than YCF), in each case which are subordinated to the Obligations of the Borrower and the Guarantors to the Agent and the Lenders in form and substance satisfactory to the Agent;

      (d) Debt under any Interest Rate Protection Agreements entered into to protect the borrower against fluctuations in interest rates and not for speculative purposes;

      (e) Debt under the Private Placement and any subsequent extensions, renewals or refinancings thereof so long as such Debt is not increased in amount, the maturity date is not made earlier in time, the interest rate per annum applicable thereto is not increased, any amortization of principal thereunder is not shortened and the payments thereunder are not increased and the other terms and conditions thereof are no more restrictive than the terms and conditions of the Private Placement;

      (f) Debt subordinated to the Obligations hereunder on terms and conditions reasonably satisfactory to the Agent; PROVIDED THAT no principal payments may be made thereon (other than with respect to existing subordinated Debt listed on Schedule 6.15) before the Maturity Date with respect to the Revolving Loans, such Debt contains covenants no more restrictive than the covenants contained in this Agreement and standstill provisions and no payments may be made thereon if a Default or an Event of Default shall have occurred and be continuing or would occur as a result of any such payment; and

      (g) Debt not otherwise permitted by this Section 6.15 not to exceed $1,000,000 in the aggregate at any time outstanding.

      Section 6.16. LOANS, ADVANCES AND INVESTMENTS. The Borrower and its Subsidiaries shall not purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "INVESTMENT") or lend money or make advances to any Person except:

      (a)   as permitted by Section 6.12(a) or (b) or Section 6.15(c);

      (b) Investments outstanding as of the Closing Date and listed on Schedule
6.16 hereto

      (c) loans to employees of the Borrower or any of its Subsidiaries for (i) short-term loans in an aggregate amount of no greater than $250,000 at any one time outstanding and in an amount no greater than $100,000 for any Person, and
(ii) moving and travel expenses and other similar expenses; in each case incurred in the ordinary course of business;

      (d) receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary and in compliance with the arms-length requirements of Section 6.18;

      (e) other advances or loans to, or Investments in, any Person, PROVIDED THAT the aggregate amount of such other loans and advances outstanding and Investments shall not exceed $250,000 at any one time outstanding;

      (f) Investments in Cash Equivalents; and

      (g) lease receivables in connection with the YMS Rooms described on
Schedule 6.16, which lease receivables may not at any time exceed an amount equal to (i) with respect to each existing YMS Room listed on such Schedule 6.16, the amount of the lease receivables for such YMS Room existing as of the Closing Date (which maximum lease receivable amount for such YMS Room permitted hereunder shall decrease in accordance with the amortization schedule or payment schedule set forth in the lease for such YMS Room as in effect on the Closing
Date) and (ii) with respect to each YMS Room described on such Schedule 6.16 as not currently in existence but which is currently committed to be installed, the amount of projected lease receivables for such committed YMS Room set forth on
Schedule 6.16.

      Section 6.17. TRANSFER OF ASSETS. The Borrower and its Subsidiaries shall not permit any transfer of any asset of the Borrower (including, without limitation, the capital stock of or ownership interest in any of its Subsidiaries) or any of its Subsidiaries except:

      (a) Transfers of inventory (other than YMS Rooms) in the ordinary course of business;

      (b) the Transfer of assets that are obsolete, worn out or no longer useful in the business of the Borrower and its Subsidiaries; PROVIDED THAT, the Borrower and its Subsidiaries shall either (A) reinvest such Net Cash Proceeds from Assets received by the Borrower or any of its Subsidiaries from any such Transfer in replacement assets (with equal or greater value) within the three-month period following such Transfer (or, if such replacement assets have already been acquired prior to such Transfer with internal cash flow of the Borrower and its Subsidiaries, apply such amounts as a reimbursement to the Borrower or such Subsidiary for the purchase price of such asset) or (B) deposit 80% (or, if an Triggering Event under the Intercreditor Agreement shall have occurred and be continuing, 100%) of such Net Cash Proceeds from Assets with the Collateral Agent to be held as cash collateral for the Indebtedness (as defined in the Intercreditor Agreement), or if the Intercreditor Agreement shall have been terminated, such amounts shall be returned to the Borrower and its Subsidiaries; PROVIDED FURTHER that, the Borrower shall notify the Collateral Agent and the Agent within ten days of such Transfer of its intention to either reinvest such Net Cash Proceeds from Assets in replacements assets or deposit such Net Cash Proceeds with the Collateral Agent;

      (c) Transfers of any assets among the Borrower and any of its Subsidiaries (other than YCF);

      (d)   Transfers permitted by Sections 6.12(a);

      (e) Transfers of YMS Rooms made in accordance with Section 6.22;

      (f) Transfers of any non-core assets of the Borrower and its Subsidiaries; PROVIDED that, (i) the fair market value of all such assets transferred during any fiscal year may not exceed 15% of Tangible Net Worth as of the Borrower's most recent fiscal year end and (ii) 80% (or, if an Triggering Event under the Intercreditor Agreement shall have occurred and be continuing, 100%) of the Net Cash Proceeds from Assets received from all such Transfers are, upon receipt, deposited with the Collateral Agent to be held as cash collateral for the Indebtedness (as defined in the Intercreditor Agreement), or if the Intercreditor Agreement shall have been terminated, such amounts shall be returned to the Borrower and its Subsidiaries; and

      (g) the sale of the Aiken, South Carolina plant and the Portland, Oregon plant; PROVIDED that, 80% (or, if an Triggering Event under the Intercreditor Agreement shall have occurred and be continuing, 100%) of the Net Cash Proceeds from Assets received from all such Transfers are, upon receipt, deposited with the Collateral Agent to be held as cash collateral for the Indebtedness (as defined in the Intercreditor Agreement), or if the Intercreditor Agreement shall have been terminated, such amounts shall be returned to the Borrower and its Subsidiaries.

Upon the sale, disposition or other Transfer of any asset permitted in accordance with this Section 6.17 and so long as no Default or Event of Default shall have occurred and be continuing (or would be occasioned thereby), then the Collateral Agent shall be permitted to, at the expense of the Borrower and without the consent of any Lender, execute and deliver such releases or terminations (or similar instruments) as may be reasonably necessary in order to consummate such sale, disposition or Transfer.

      Section 6.18. TRANSACTIONS WITH AFFILIATES. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms no less favorable to such entity than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

      Section 6.19. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries shall conduct their businesses and otherwise be in compliance in all material respects with all applicable laws, regulations, ordinances and orders of all governmental, judicial and arbitral authorities applicable to them and shall obtain and maintain all necessary permits, licenses and other authorizations necessary to conduct their businesses and own and operate their properties except where the failure to comply or have such permits, licenses or other authorizations could not reasonably be expected to have a Material Adverse Effect.

      Section 6.20. NEGATIVE PLEDGES. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement creating or assuming any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired other than as permitted hereunder. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement other than this Agreement, the Credit Documents, the Senior Note Purchase Agreement and the Financing Documents (as defined in the Senior Note

Purchase Agreement) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or prohibiting or restricting the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any Credit Document.

      Section 6.21. VENDOR LEASE PLAN AGREEMENT; SENIOR NOTE PURCHASE AGREEMENT. The Borrower shall not amend or supplement or permit any Subsidiary to amend or supplement (or consent to any amendment or supplement of) the Vendor Lease Plan Agreement. In addition, the Borrower shall not amend or supplement or permit any Subsidiary to amend or supplement (or consent to any amendment or supplement of) the Senior Note Purchase Agreement to the extent that such amendment or supplement provides for the following or which has any of the following effects:

      (a) increases the overall principal amount of the Debt under the Senior Note Purchase Agreement or increases the amount of any single scheduled installment of principal or interest;

      (b) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

      (c) shortens the final maturity date of such Debt or otherwise accelerates the amortization schedule with respect thereto;

      (d) increases the rate of interest accruing on such Debt;

      (e) provides for the payment of additional fees or increases existing fees; or

      (f) adds restrictions which are more onerous or more restrictive than those contained in this Agreement or which are otherwise materially adverse to the Borrower or the Lenders;

      Section 6.22. YMS ROOMS. Neither the Borrower nor any of its Subsidiaries will enter into, install or otherwise maintain YMS Rooms with any customer other than (i) YMS Rooms in existence and under lease with the Borrower or its Subsidiaries prior to the date hereof, which leases are described on Schedule 6.16, (ii) YMS Rooms for which the Borrower or its Subsidiaries will be paid cash consideration in accordance with its normal trade terms, (iii) YMS Rooms installed with a customer as part of the Borrower's "millennium program", which program allows for installation of YMS Rooms with certain large funeral homes in lieu of the Borrower giving higher cash rebates to such customers; PROVIDED that, such YMS Rooms under this clause (iii) shall only be permitted to the extent the Capital Expenditures associated with such YMS Rooms are included in the most recently delivered Capital Expenditure budget approved by the Agent and the Lenders prior to the Closing Date, (iv) YMS Rooms which the Borrower or its Subsidiaries have subsequently sold to First Sierra pursuant to the YMS leasing program evidenced by the Vendor Lease Plan Agreement, which sales must be for cash consideration to be paid in accordance with its normal trade terms and the terms of which must provide that neither the Borrower nor any such Subsidiary shall have any further obligations with respect to such YMS Rooms (other than obligations owing pursuant to the Vender Lease Plan Agreement), and (v) YMS Rooms which have been sold for cash pursuant to such other leasing program approved in writing by the Majority Lenders.

      Section 6.23. MAXIMUM CAPITAL EXPENDITURES. The Borrower will not make any Capital Expenditures other than (a) maintenance Capital Expenditures during any fiscal quarter required in connection with the ongoing operation of the Borrower's and its Subsidiaries' businesses to the extent that such Capital Expenditures for each such fiscal quarter does not exceed the sum of (i) the Capital Expenditures projected amount for such fiscal quarter as set forth in the most recently delivered Capital Expenditures projection furnished to the Agent and the Lenders plus (ii) the amount of any maintenance Capital Expenditures projected to be made during the immediately preceding fiscal quarter (without giving effect to any carry-forward amounts from prior periods) that were not actually made, and (b) Capital Expenditures related to YMS Rooms that comprise the "millennium program" to the extent provided for in the budget for Capital Expenditures delivered prior to the Closing Date.

      Section 6.24. MAXIMUM TOTAL DEBT TO EBITDA RATIO. The Borrower will maintain a Total Debt to EBITDA Ratio as of the end of each calendar month for the twelve month period then ended of not greater than (i) for the calendar month ending July 31, 1999, 3.25 to 1.00, (ii) for the calendar month ending August 31, 1999, 3.20 to 1.00, (iii) for the calendar month ending September 30, 1999, 3.15 to 1.00, and (iv) for each calendar month ending thereafter, 3.00 to 1.00.

      Section 6.25.     MAXIMUM  TOTAL  DEBT  TO  TOTAL  CAPITAL  RATIO.   The
Borrower will maintain a Total Debt to Total Capital Ratio as of the end of each calendar month of not greater than 55%.

      Section 6.26. MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio as of the end of each calendar month for the twelve month period then ended of at least (i) for all calendar months ending on or before December 31, 1999, 2.25 to 1.00, (ii) for all calendar months ending after December 31, 1999 but on or before May 31, 2000, 2.35 to 1.00, and (iii) for all calendar months ending thereafter, 2.50 to 1.00.

      Section 6.27. MINIMUM EBITDA. The Borrower will maintain its EBITDA as of the end of each fiscal quarter for the fiscal quarter then ended of at least (i) for the calendar quarter ending September 30, 1999, $5,575,000, (ii) for the calendar quarter ending December 31, 1999, $6,875,000, (iii) for the calendar quarter ending March 31, 2000, $8,525,000, (iv) for the calendar quarter ending June 30, 2000, $6,975,000, (v) for the calendar quarter ending September 30, 2000, $7,150,000, (vi) for the calendar quarter ending December 31, 2000, $8,575,000, (vii) for the calendar quarter ending March 31, 2001, $9,000,000, and (viii) for the calendar quarter ending June 30, 2001, $7,375,000.

      Section 6.28. INTEREST RATE PROTECTION AGREEMENTS. The Borrower agrees that it will, within 30 days after the Closing Date, enter into and maintain in full force and effect through September 30, 2000 Interest Rate Protection Agreements with a Lender (or an Affiliate of a Lender) covering at least fifty percent (50%) of the aggregate principal amount of the Indebtedness under the Credit Agreement.

      Section 6.29. POST-CLOSING MATTERS. The Borrower agrees that it will, (a) within 60 days after the Closing Date, execute and deliver Mortgages, title commitments, title policies, surveys, environmental reports and audits, and such other documents, agreements or instruments as the Collateral Agent may reasonably request with respect to the real properties required to be pledged as Collateral as security for the Obligations as determined by the Collateral Agent in its sole reasonable discretion, (b) within 10 days of the Closing Date, deliver to the Collateral Agent (i) evidence satisfactory to the Agent indicating that there are no Liens on any of the properties or assets of any of the Borrower or its Subsidiaries other than Permitted Liens, or evidence that any such Liens (other than Permitted Liens) have been terminated or will be terminated within 20 days of the Closing Date, (ii) the stock certificates and stock powers required in connection with the pledge of the shares of Colonial Guild, Ltd., Elder Davis, Inc., Cercueil Lauziere Inc., Puget Sound Casket Company, and Oregon Casket Company, Inc., and (iii) the intercompany notes held by the Special Purpose Subsidiaries, (c) within 45 days after the Closing Date, permit the Agent (or its representatives) to complete a collateral audit of the Borrower's and its Subsidiaries' properties, and (d) within the 30 days after the Closing Date, deliver to or cause to be delivered to the Agent and the Lenders Subordination Agreements executed by each of the Special Purpose Subsidiaries.

      Section 6.30. BANK ACCOUNTS. Within sixty (60) days from the Closing Date, the Borrower shall establish with the Agent, any Lender or any Affiliate thereof, a concentration account ("Concentration Account") into which all deposits and receipts existing in the Borrower's and its Subsidiaries' respective bank accounts shall be deposited on a daily basis. The Collateral Agent shall have an Acceptable Security Interest in the Concentration Account, and each of the Borrower and its Subsidiaries shall cause each depository where such bank accounts are maintained to execute and deliver a bank account agreement in form and substance satisfactory to the Agent and the Majority Lenders providing for, among other things, (a) the grant of an Acceptable Security Interest in favor of the Collateral Agent in each such bank account (and the amounts contained therein) and (b) a weekly wire transfer or automated clearinghouse transfer to the Concentration Account of all amounts contained in such bank accounts.

      Section 6.31. CONSOLIDATED NET WORKING CAPITAL. The Borrower and its Subsidiaries will maintain at all times Consolidated Net Working Capital of at least $1.00.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.

      Section 7.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

      (a) (i) default by the Borrower in the payment of the principal amount of any Loan or any Reimbursement Obligation, or (ii) default by the Borrower in the payment of any interest or any fees payable hereunder within three (3) Business Days of the date such payment is due;

      (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 6.6, 6.7(e), 6.11(a), 6.12 ,6.14 through 6.18, or
6.20 through 6.31;

      (c) default or event of default by the Borrower or any of its Subsidiaries in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above which is not remedied within thirty
(30) days after the earlier of (i) such default or event of default first becoming known to any officer of the Borrower, or (ii) notice to the Borrower by the Agent of the occurrence of such default or event of default;

      (d) any representation or warranty or other written statement made or deemed made herein, in any other Credit Document or in any financial or other report or document furnished in compliance herewith or therewith by the Borrower or any of its Subsidiaries proves untrue in any material respect as of the date of the issuance or making, or deemed issuance or making thereof;

      (e) default occurs in the payment when due (after any applicable grace period) of Debt in an aggregate principal amount of $1,000,000 or more of the Borrower or any of its Subsidiaries, or the occurrence of any other default (after any applicable grace period) which would permit the holder or beneficiary of such Debt, or a trustee therefor, to cause the acceleration of the maturity of any such Debt or any mandatory unscheduled prepayment, purchase, or other early funding thereof, including, without limitation, any Event of Default under the Private Placement (without giving effect to any cure, waiver or remedy thereof or amendment thereto after the Closing Date);

      (f) the Borrower or any of its Subsidiaries (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i) through (v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 7.1(f);

      (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

      (h) the Borrower or any of its Subsidiaries fails within thirty (30) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge, or to obtain an indemnity against on terms and conditions satisfactory to the Lenders in their sole discretion, any judgment or order for the payment of money in excess of $1,000,000 which is uninsured or underinsured by at least such amount (provided that there is adequate assurance, in the sole discretion of the Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

      (i) the Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $1,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of any of the Borrower or any of its Subsidiaries in excess of $1,000,000 (a "MATERIAL PLAN") is filed under Title IV of ERISA in a distress termination pursuant to Section 4041(c) of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

      (j) (i) the Collateral Agent, the Agent and the Lenders shall fail to have an Acceptable Security Interest in the Collateral (other than Collateral deemed immaterial by the Collateral Agent in its sole reasonable discretion) or (ii) any material provision of any Security Document shall for any reason cease to be valid and binding on the Borrower or any Guarantor executing such Security Document, or any such Person shall so state in writing; or

      (k) the Borrower, any Guarantor, any Person acting on behalf of the Borrower or any Guarantor or any governmental, judicial or arbitral authority challenges the validity of any Credit Document or the Borrower's or any Guarantor's obligations thereunder, or any Credit Document ceases to be in full force and effect in all material respects or ceases to give to the Agent and the Lenders the rights and powers purported to be granted in their favor thereby in all material respects; or

      (l) any Person or two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule l3d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors.

      Section 7.2. NON-BANKRUPTCY DEFAULTS. When any Event of Default other than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, the Agent shall, if so directed by the Majority Lenders, by notice to the Borrower: (a) terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the outstanding principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; (c) exercise any remedy existing under the Security Documents or at law, and (d) demand that the Borrower immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under each or any outstanding Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

      Section 7.3. BANKRUPTCY DEFAULTS. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then (i) the outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower, (ii) and all obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate, and (iii) the Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Lenders and the Agent would not have an adequate remedy at law for failure by the Borrower to honor this provision and that the Lenders and the Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

      Section 7.4. COLLATERAL FOR UNDRAWN LETTERS OF CREDIT. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.2(b), 2.9, 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid or deposited, to be held by the Agent as provided in subsection (b) below.

      (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "COLLATERAL ACCOUNT") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit then or thereafter paid by the Agent (collectively, the "COLLATERALIZED OBLIGATIONS"). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent, for the benefit of the Agent and the Lenders, as pledgee hereunder. If and when requested by the Borrower, the Agent shall invest and reinvest funds held in the Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower, PROVIDED THAT the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Collateralized Obligations due and owing from the Borrower to the Agent or the Lenders. When and if (A) (i) the Borrower shall have made payment of all Collateralized Obligations then due and payable, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit remain outstanding and no Reimbursement Obligations remain outstanding and due and payable hereunder, or (B) no Default or Event of Default shall be continuing, the Agent shall repay to the Borrower any remaining amounts and assets held in the Collateral Account.

      Section 7.5. NOTICE OF DEFAULT. If an Event of Default shall have occurred and be continuing, the Agent shall give notice to the Borrower under Section 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

      Section 7.6. EXPENSES. The Borrower agrees to pay to the Agent and each Lender all reasonable out-of-pocket expenses incurred or paid by the Agent or such Lender, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

SECTION 8.  CHANGE IN CIRCUMSTANCES.

      Section 8.1. CHANGE OF LAW. (a) Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof (or, if later, after the date the Agent or a Lender becomes the Agent or a Lender), any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurodollar Loans, such Lender shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower and such Lender's obligations to make, continue or convert Loans into Eurodollar Loans under this Agreement shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans.

      (b) Upon the giving of the notice to Borrower referred to in subsection
(a) above, (i) any outstanding Eurodollar Loan of such Lender shall be automatically converted to a Base Rate Loan in Dollars on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and (ii) such Lender shall make an advance as part of any requested Borrowing of Eurodollar Loans as a Base Rate Loan, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

      (c) Any Lender that has given any notice pursuant to Section 8.l(a) shall, upon determining that it would no longer be unlawful for it to make Eurodollar Loans, give prompt written notice thereof to the Borrower and the Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain Eurodollar Loans shall be reinstated.

      Section 8.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN LIBOR RATE. If on or before the first day of any Interest Period for any Borrowing of Eurodollar Loans, the Agent determines in good faith (after consultation with the other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Adjusted LIBOR Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding Eurodollar Loans for such Interest Period, the Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to make, continue or convert Loans into Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, shall be suspended and (ii) each Eurodollar Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan.

      Section 8.3. INCREASED COST AND REDUCED RETURN. (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), including the Agent in its capacity as the issuer of Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) subjects any Lender of that type (or its Lending Office) to any tax, duty or other charge related to any Eurodollar Loan, Letter of Credit or Reimbursement Obligation, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letters of Credit or participations therein, or any other amounts due under this Agreement related to its Eurodollar Loans, Letters of Credit, Reimbursement Obligations, or participations therein, or its obligation to make Eurodollar Loans, issue Letters of Credit or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located), or

            (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender of that type (or its Lending Office) or imposes on any Lender of that type (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Letters of Credit, any Reimbursement Obligation owed to it, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit or to participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit or participation therein or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, within ten (10) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

      (b) If, after the date hereof, the Agent or any Lender shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part

3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with and request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as, consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten (10) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

      (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall notify the Borrower and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or Lender to such compensation and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to it; PROVIDED THAT, the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and PROVIDED FURTHER that no Lender shall be obligated to make its Eurodollar Loans hereunder at any office located in the United States. A certificate of any Lender claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      Section 8.4. LENDING OFFICES. The Agent and each Lender may, at its option, elect to make its Loans hereunder at the Lending Office specified on the appropriate signature page hereof for each Type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

      Section 8.5. DISCRETION OF LENDER AS TO MANNER OF FUNDING. Subject to the other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

      Section 8.6.      LIMITATION   ON   CHARGES;    SUBSTITUTE   LENDERS;
NON-DISCRIMINATION.  Anything in this Section 8 notwithstanding:

      (a) the Borrower shall not be required to pay to the Agent or any Lender reimbursement or indemnification with regard to any costs or expenses described in this Section unless the Agent or such Lender, as the case may be, notifies the Borrower of such costs or expenses within 180 days after the date paid or incurred;

      (b) none of the Agent or the Lenders shall be permitted to pass through to the Borrower charges and costs under this Section on a discriminatory basis (i.e., which are not also passed through by the Agent or such Lender, as the case may be, to other customers of the Agent or such Lender, as the case may be, similarly situated where such customer is subject to documents providing for such pass through); and

      (c) if any Lender elects to pass through to Borrower any material charge or cost under this Section 8 or elects to terminate the availability of Eurodollar Loans for any period of time in excess of sixty (60) days, the Borrower may, within sixty (60) days after the date of such event and so long as no Default or Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party this Agreement; PROVIDED THAT, concurrently with such termination, the Borrower shall (i) if the Agent and each of the other Lenders shall consent, pay such Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination, or (ii) have arranged for another financial institution approved by the Agent (such approval not to be unreasonably withheld or delayed) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 10.10; PROVIDED FURTHER that, prior to substitution for any such Lender, the Borrower shall have given written notice to the Agent of such intention and the Lenders shall have the option, but no obligation, for a period of sixty (60) days after receipt of such notice, to increase their Term Commitment and Revolving Commitment in order to replace the affected Lender in lieu of such substitution.

SECTION 9.  THE AGENT.

      Section 9.1. APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby appoints ABN AMRO as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

      Section 9.2. RIGHTS AND POWERS. The Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not an Agent, and the Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender.

      Section 9.3. ACTION BY AGENT. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Unless and until the Majority Lenders give such direction the Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of the Notes.

      Section 9.4. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 9.5. INDEMNIFICATION PROVISIONS; CREDIT DECISION. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security; and the Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Agent signed by such owner in form satisfactory to such agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, and the Agent shall have no liability whatsoever to any Lender for such matters. The Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to such agent at such time, but is voluntarily furnished to such agent (either in its respective capacity as Agent or in its individual capacity).

      Section 9.6. INDEMNITY. The Lenders shall ratably, in accordance with their Revolving Shares and Term Shares, indemnify and hold the Agent and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

      Section 9.7. RESIGNATION OF AGENT AND SUCCESSOR AGENT. The Agent may resign at any time upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Upon any such resignation of the Agent, the Majority Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, appoint a successor Agent which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 10. MISCELLANEOUS.

      Section 10.1. NO WAIVER. No delay or failure on the part of the Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document, including, but not limited to, any Security Document , shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other ' or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Agent, the Lenders and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

      Section 10.2. NON-BUSINESS DAY. Subject to Section 2.5, if any payment of principal or interest on any Loan, any Reimbursement Obligation or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan, Reimbursement Obligation or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.

      Section 10.3. DOCUMENTARY TAXES. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document.

      Section 10.4. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

      Section 10.5. SURVIVAL OF INDEMNITIES. All indemnities and all provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and the L/C Obligations, including, but not limited to, Section 2.11, Section 3.3, Section 7.6, Section
8.3 and Section 10.13 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

      Section 10.6. SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Debt evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Debt at any time owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower to that Lender or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or that subsequent holder shall have made any demand hereunder. Each Lender shall promptly give notice to the Borrower of any action taken by it under this Section 10.6, PROVIDED THAT any failure of such Lender to give such notice to the Borrower shall not affect the validity of such setoff. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; PROVIDED, HOWEVER, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

      Section 10.7. NOTICES. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth on the signature pages hereof or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified herein or pursuant to Section 10.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified herein or pursuant to Section 10.10 and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by U.S. mail, five (5) days after such communication is deposited in the U.S. mail, certified or registered with return receipt requested, or (v) if given by any other means, when delivered at the addresses specified herein or pursuant to Section 10.10; provided that any notice given pursuant to Section 2 shall be effective only upon receipt and, provided, further, that any notice that but for this proviso would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

      Section 10.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

      Section 10.9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, each of the Lenders, the Agent and its respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Agent and its respective successors and assigns, including any subsequent holder of any Note; PROVIDED, HOWEVER, (i) the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders, (ii) the Agent may not assign any of its respective rights or obligations under this Agreement or any Credit Document except in accordance with Section 9, and (iii) no Lender may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; PROVIDED THAT no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

      Section 10.10.    SALES  AND  TRANSFERS  OF   BORROWINGS   AND  NOTES;
PARTICIPATIONS IN BORROWINGS  AND NOTES.

      (a) Any Lender may at any time sell to one or more Persons ("PARTICIPANTS") participating interests in any Borrowing owing to such Lender, the Notes held by such Lender, the Commitments of such Lender or any other interest of such Lender hereunder, PROVIDED THAT no Lender may sell any participating interests in any such Borrowing, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder; and PROVIDED FURTHER that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or to consent to any matter to be decided by the Lenders or the Majority Lenders hereunder or under any other Credit Document or to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, (iv) release any Guarantor from its obligations under its Guaranty, or (v) release any portion of the Collateral, except as otherwise specifically provided in any Credit Document. Furthermore, any Lender selling such a participation must sell a pro rata share of its obligations with respect to each Class of Loans and its Commitments related thereto. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower under any Credit Document. The Borrower agrees that if amounts outstanding under this Agreement and the Notes shall have been declared or shall have become due and payable in accordance with Section 7.2 or 7.3 upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, PROVIDED THAT such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 3.3 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, PROVIDED THAT no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred.

      (b) Any Lender may at any time sell to (i) any other Lender or any Affiliate thereof and, (ii) with the prior written consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more Persons (any of (i) or (ii), a "PURCHASING LENDER"), all or any part of its rights and obligations under this Agreement and the other Credit Documents, pursuant to an Assignment Agreement in the form attached as EXHIBIT 10.10, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; PROVIDED THAT each such sale to a Purchasing Lender shall be in a minimum amount of (a) $5,000,000 or (b) all of such Lender's Commitments and Loans. Notwithstanding the requirement of the Borrower's consent set forth above, but subject to all of the other terms and conditions of this Section 10.10(b), any Lender may sell to one or more commercial lending institutions, all or any part of their rights and obligations under this Agreement and the other Credit Documents with only the consent of the Agent (which shall not be unreasonably withheld or delayed) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, including participations in Letters of Credit hereunder. Furthermore, any Lender assigning its rights must sell a pro rata share of its obligations with respect to each Class of Loans and its Commitments related thereto. Upon such execution, delivery and acceptance, from and after the effective date of the transfer determined pursuant to such Assignment Agreement,
(x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with Commitments and Loans as set forth herein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitments, Revolving Shares and Term Shares arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note, new Notes as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained the Commitments or Borrowings hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "renewed."

      (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower), together with payment by the transferor Lender to the Agent hereunder of a registration and processing fee of $3,500 the Agent shall (i) promptly accept such Assignment Agreement and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower. The Borrower shall not be responsible for such registration and processing fee or any costs or expenses incurred by any Lender, any Purchasing Lender or the Agent in connection with such assignment except as provided above.

      (d) If, pursuant to this Section 10.10 any interest in this Agreement or any Note is transferred to a Purchasing Lender which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations,
(ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) two duly completed and signed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such Purchasing Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) new forms as contemplated by Section 3.3(b) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      Section 10.11. AMENDMENTS, WAIVERS AND CONSENTS. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Majority Lenders, and (c) if the rights or duties of the Agent are affected thereby, the Agent, PROVIDED THAT:

            (i) no amendment or waiver shall (A) increase the Revolving Credit Commitment Amount or the Term Commitment Amount without the consent of all Lenders or increase the Revolving Share or Term Share of any Lender without the consent of such Lender, (B) postpone the Maturity Date without the consent of all Lenders or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Lender owed any such Obligation, (C) release any Guarantor from its obligations under its Subsidiary Guaranty or (D) release any portion of the Collateral (except as otherwise specifically provided in any Credit Document), without the consent of all Lenders; and

            (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Majority Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents.

      Section 10.12. HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      Section 10.13. LEGAL FEES, OTHER COSTS AND INDEMNIFICATION. The Borrower, upon demand by the Agent or any Lender, agrees to pay the reasonable fees and disbursements of legal counsel to the Agent and any Lender in connection with the preparation and execution of the Credit Documents, any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated and any enforcement of any Credit Document or collection of any Obligations. The Borrower further agrees to indemnify each Lender, the Agent and their respective directors, officers, employees and attorneys (collectively, the "INDEMNIFIED PARTIES"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of investigating, defending against claims, litigation or preparation therefor, whether or not such Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to (i) any action, suit or proceeding by any third party or governmental authority against such Indemnified Party and relating to any Credit Document, the Loans, any Letter of Credit or the application or proposed application by the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (ii) any investigation of any third party or any governmental authority involving any Lender or the Agent and related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and (iii) any investigation of any third party or any governmental authority, litigation or proceeding involving any Lender or the Agent by virtue of the Credit Documents and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower, regardless of whether caused by, or within the control of, the Borrower; PROVIDED, HOWEVER, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's or the Lender's or Agent's gross negligence or willful misconduct or the gross negligence or wilful misconduct of any other Indemnified Party with respect to the same Lender or Agent.

      Section 10.14. GOVERNING LAW: SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

      (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

      (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE

LENDERS AND THE AGENT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS AND THE AGENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS AND THE AGENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER, ANY LENDER AND THE AGENT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

      (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      Section 10.15. CONFIDENTIALITY. The Agent and each Lender agrees it will not disclose without the Borrower's consent (other than to its employees, auditors, counsel or other professional advisors or to its Affiliates) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to any of the Credit Documents; PROVIDED THAT the Agent and the Lenders may disclose any such information (i) that has become generally available to the public other than through the Lenders, (ii) if required in any examination or audit or any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over the Lenders, (iii) if required in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to the Lenders, (v) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any interest in the Notes by the Lenders, and (vi) in connection with the exercise of any remedies by the

Lenders; provided THAT such actual or prospective transferee executes an agreement with the Lenders containing provisions substantially identical to those contained in this Section 10.15 prior to such transferee's receipt of any such information.

      Section 10.16. EXECUTION IN COUNTERPARTS. Each counterpart when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      Section 10.17. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 10.18. CHANGE IN ACCOUNTING PRINCIPLES OR TAX LAWS. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the borrower's and its Subsidiaries' consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

      Section 10.19. ENTIRE AGREEMENT. The Credit Documents constitute the entire understanding among the Borrower, the Lenders and the Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ADDRESS FOR NOTICES:                      BORROWER:

9430 Old Katy Road                        THE YORK GROUP, INC.
Houston, Texas 77055

Attention:  Chief Financial Officer       By:__________________________________
Copy to:  General Counsel                 Name: David F. Beck
Telephone No.:  713/984-5507              Title: Vice President of Finance and
                                                 Chief Financial Officer
Fax No. 713/984-5517

                                    AGENT:

                                    ABN AMRO BANK N.V., AS AGENT



                                    By:_______________________________________
                                    Name:_____________________________________
ADDRESS FOR NOTICES:                Title:____________________________________

ABN AMRO Bank N.V.,
Three Riverway, Suite 1700
Houston, Texas 77056                By:_______________________________________
Attention:  Ms. Laurie Tuzo         Name:_____________________________________
Telephone No. 713/964-3360          Title:____________________________________
Fax No.:  713/961- 1699


PAYMENT INSTRUCTIONS:                                 LETTERS OF CREDIT:

Name of Credit Bank: ABN AMRO Bank N.V.,        ABN AMRO Bank N.V.
                                                New York, NY
City, State:  Houston, Texas                    ABN No. 026009580
ABA No. 026009580                               F/O ABN AMRO Bank N.V. -
Method of Payment:   F/O ABN AMRO Bank N.V. -   Chicago Trade Services CPU
                     Chicago CPU                Acct. No. 653-001-1738-41
For Credit To:  The York Group, Inc.            Ref.  York Group
Account No.:  650-001-1789-41
Reference:  York Group
Attention:  Linda Boardman

                                    LENDERS:

                                    ABN AMRO BANK N.V.,
Revolving Credit Commitment
$5,833,333.33

Term Commitment                     By:______________________________________
$8,166,666.67                                      Laurie C. Tuzo
                                                Senior Vice President



                                    By:_______________________________________
                                                Eric R. Hollingsworth
                                                   Vice President

ADDRESS FOR NOTICES:

  See address for Agent

PAYMENT INSTRUCTIONS:

  See Payment Instructions for Agent


LENDING OFFICE:

ABN AMRO Bank N.V.,
Three Riverway, Suite 1700
Houston, Texas 77056
Attention:  Ms. Laurie Tuzo
Telephone No.:  713/964-3360
Fax No.:  713/961-1699

                                    BANK OF AMERICA, N.A,

Revolving Credit Commitment
$ 4,791,666.67

Term Commitment                     By:________________________________________
$ 6,708,333.33                      Name:______________________________________
                                    Title:_____________________________________


ADDRESS FOR NOTICES:

Bank of America, N.A.
901 S. Main, 11th Floor
Mail Code: TC1-492-11-05
Dallas, Texas 75202-3712
Attention: Roger E. Chitwood
Telephone No.: (214) 209-2833
Fax No.: (214) 209-3444

PAYMENT INSTRUCTIONS:

Name of Credit Bank: Bank of America, N.A.
City, State:   Dallas, Texas
ABA No.: 111-000-025
Account No.: 0187253271
Reference: The York Group, Inc.
Attention: Ms. Fran Muelhmann (214)209-2262

LENDING OFFICE:

Bank of America, National Association
901 S. Main Street
Dallas, Texas 75202-3714
Attention: Mr. Roger E. Chitwood
Telephone No.: (214)209-2554
Fax No.: (214) 209-2588

                                   CHASE BANK TEXAS, N.A.

Revolving Credit Commitment
$ 4,791,666.67

Term Commitment                     By:________________________________________
$ 6,708,333.33                      Name:______________________________________
                                    Title:_____________________________________


ADDRESS FOR NOTICES:

Chase Bank of Texas, N.A.
712 Main Street, 5-CBBE-78
Houston, Texas 77002
Attention:  James Dolphin
Telephone No.: (713) 216-5349
Attention:  Robert Mendoza
Telephone No.: (713) 216-5831
Fax No.: (713) 216-6004

PAYMENT INSTRUCTIONS:

Name of Credit Bank: Chase Bank of Texas, N.A.
City, State: Houston, Texas
ABA No.  113-000-609
For Credit To: The York Group, Inc.
Account No.: 00100381673
Reference:  The York Group, Inc.

LENDING OFFICE:

Chase Bank of Texas, N.A.
712 Main Street
Houston, Texas 77002
Attention: James Dolphin
Telephone No.: (713) 216-5349
Fax No.: (713) 216-6004

                                    FIRST UNION NATIONAL BANK

Revolving Credit Commitment
$4,791,666.67

Term Commitment                     By:_______________________________________
$ 6,708,333.33                      Name:_____________________________________
                                    Title:____________________________________


ADDRESS FOR NOTICES:

First Union National Bank
1339 Chestnut Street, PA 4848
Philadelphia, Pennsylvania 19107
Attention: David Mills
Telephone No.: (215) 786-2161
Fax No.: (215) 786-8449

PAYMENT INSTRUCTIONS:

Name of Credit Bank: First Union BK
City, State:   Philadelphia, Pennsylvania
ABA No.  031-201-467
For Credit To: Capital Markets Group/ Deathcare Finance
Account No.: BNF:G/04659065137396
Reference: York Group
Attention: Kathy Crouse (215)973-4041

LENDING OFFICE:

First Union National Bank
1339 Chestnut Street, PA 4848
Philadelphia, Pennsylvania 19107
Attention: David Mills
Telephone No.: (215) 786-2161
Fax No.: (215) 786-8449

                                    WELLS FARGO BANK (TEXAS),
                                    NATIONAL ASSOCIATION
Revolving Credit Commitment
$ 4,791,666.67

Term Commitment                     By:_______________________________________
$6,708,333.33                       Name:_____________________________________
                                    Title:____________________________________


ADDRESS FOR NOTICES:

Wells Fargo Bank (Texas), National Association
1000 Louisiana Street, 3rd Floor
Houston, Texas 77002
Attention: Christopher King
Telephone No.: (713) 319-1333
Fax No.: (713) 739-1082

PAYMENT INSTRUCTIONS:

Name of Credit Bank: Wells Fargo Bank (Texas), National Association
City, State:   Houston, Texas
ABA No.  121-000-248
For Credit To: The York Group, Inc.
Account No.: 2712507201
Reference: The York Group, Inc.
Attention: Commercial Banking Services

LENDING OFFICE:

Wells Fargo Bank (Texas), National Association
1000 Louisiana Street, 3rd Floor
Houston, Texas 77002
Attention: Christopher King
Telephone No.: (713) 319-1333
Fax No.: (713) 739-1082